Exhibit 2.1
DESCRIPTION OF SECURITIES
REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT
As of December 31, 2023, Brookfield Renewable Partners L.P. had the following securities registered pursuant to Section 12(b) of the Exchange Act:

Title of class	Trading symbol	Name of exchange on which registered
LP units	BEP	New York Stock Exchange
Series 17 Preferred Units	BEP PR A	New York Stock Exchange

    In addition, Brookfield Renewable Partners L.P. (the “Partnership” or “BEP”) is the guarantor of debt securities (the “Notes”) that are registered pursuant to Section 12(b) of the Exchange Act, as set forth in the table below.

Title of class	Trading symbol	Name of exchange on which registered
4.625% Perpetual Subordinated Notes	BEPH	New York Stock Exchange
4.875% Perpetual Subordinated Notes	BEPI	New York Stock Exchange

The Notes were issued by Brookfield BRP Holdings (Canada) Inc. (the “Issuer” or “NA Holdco”), an indirect subsidiary of the Partnership, and are fully and unconditionally guaranteed on an unsecured basis by BEP, and are also guaranteed by each of Brookfield Renewable Energy L.P. (“BRELP”), BRP Bermuda Holdings I Limited. (“LATAM HoldCo”), Brookfield BRP Europe Holdings (Bermuda) Limited (“Euro HoldCo”), BEP Subco Inc. (“Canada SubCo” and collectively with BEP, BRELP, LATAM HoldCo and Euro HoldCo, the “Guarantors”).

1.LP UNITS AND PREFERRED UNITS

The following is a description of the material terms of our LP units, Preferred Units and the Amended and Restated Limited Partnership Agreement of BEP. Because this description is only a summary of the terms of our LP units, Preferred Units and the Amended and Restated Limited Partnership Agreement of BEP, it does not contain all of the information that you may find useful and is qualified in its entirety by reference to all of the provisions of the Amended and Restated Limited Partnership Agreement of BEP. For more complete information, you should read the Amended and Restated Limited Partnership Agreement of BEP, which is available electronically on our EDGAR profile at www.sec.gov and on our SEDAR+ profile at www.sedarplus.ca and will be made available to LP Unitholders and Preferred Unitholders as described under Item 10.C “Material Contracts” and Item 10.H “Documents on Display” in BEP’s most recent annual report on Form 20-F, as amended from time to time (the “Annual Report”). Capitalized terms used but not defined herein have the meanings given to them in the Annual Report. All references to “$” are to U.S. dollars and “C$” are to Canadian dollars.
Formation and Duration
BEP is a Bermuda exempted limited partnership registered under the Bermuda Partnership Acts. BEP has a perpetual existence and will continue as a limited liability partnership unless it is terminated or dissolved in accordance with the Amended and Restated Limited Partnership Agreement of BEP. BEP’s interests consist of our LP units and Preferred Units, which represent limited partnership interests in BEP, and any additional partnership interests representing limited partnership interests that we may issue in the future as described below under “—Issuance of Additional Partnership Interests”.

Nature and Purpose
Under section 2.2 of the Amended and Restated Limited Partnership Agreement of BEP, the purpose of BEP is to: acquire and hold interests in BRELP and, subject to the approval of the Managing General Partner, any other subsidiary of BEP; engage in any activity related to the capitalization and financing of Brookfield Renewable’s interests in such entities; and engage in any other activity that is incidental to or in furtherance of the foregoing and that is approved by the Managing General Partner and that lawfully may be conducted by a limited partnership organized under the Bermuda Partnership Acts and the Amended and Restated Limited Partnership Agreement of BEP.
Management
As required by law, the Amended and Restated Limited Partnership Agreement of BEP provides for the management and control of BEP by a general partner, being the Managing General Partner. The Managing General Partner will exercise its powers and carry out its functions honestly and in good faith and the Managing General Partner will exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, in each case, subject to, and after taking into account, the terms and conditions of the Relationship Agreement, our Master Services Agreement and the Conflicts Protocols. Except as set out in the Amended and Restated Limited Partnership Agreement of BEP, the Managing General Partner has no additional duty to propose or approve any conduct of BEP, and may decline to propose or approve such conduct free of any additional duty (including fiduciary duty). The Managing General Partner shall not be in breach of any duty to BEP if it takes actions permitted by the Amended and Restated Limited Partnership Agreement of BEP, the Relationship Agreement, our Master Services Agreement or the Conflicts Protocols.
Our Holders of LP units or Preferred Units
Our LP units and Preferred Units are limited partnership interests in BEP. Holders of our LP units or Preferred Units are not entitled to the withdrawal or return of capital contributions in respect of our LP units or Preferred Units, except to the extent, if any, that distributions are made to such holders pursuant to the Amended and Restated Limited Partnership Agreement of BEP or upon the liquidation of BEP as described below under “—Liquidation and Distribution of Proceeds” or as otherwise required by applicable law. Except to the extent expressly provided in the Amended and Restated Limited Partnership Agreement of BEP, a holder of our LP units or Preferred Units does not have priority over any other LP unitholder or Preferred Unitholder, respectively, either as to the return of capital contributions or as to profits, losses or distributions. Unless otherwise determined by the Managing General Partner, in its sole discretion, LP unitholders and Preferred Unitholders will not be granted any preemptive or other similar right to acquire additional interests in BEP. In addition, LP unitholders and Preferred Unitholders do not have any right to have their LP units or Preferred Units redeemed by BEP. Neither the LP units nor the Preferred Units have any par value.
Our Preferred Units
The Class A Preferred Units rank senior to the LP units with respect to priority in the payment of distributions and in the distribution of the assets in the event of the liquidation, dissolution or winding-up of BEP, whether voluntary or involuntary. Each series of Class A Preferred Units ranks on a parity in right of payment with every other series of the Class A Preferred Units with respect to priority in the payment of distributions and in the distribution of the assets in the event of the liquidation, dissolution or winding-up of BEP, whether voluntary or involuntary. Each series of Class A Preferred Units ranks on a parity with every other series of the Class A Preferred Units with respect to priority in the return of capital contributions or as to profits, losses and distributions.
Series 17 Preferred Units
On February 24, 2020, the Amended and Restated Limited Partnership Agreement of BEP was amended to authorize and create the Series 17 Preferred Units. On the same date, BEP issued 8 million Series 17 Preferred Units and acquired 8 million BRELP Series 17 Preferred Units.
The Series 17 Preferred Units are listed on the New York Stock Exchange under the trading symbol “BEP PR A” and are registered pursuant to Section 12(b) of the Exchange Act.
Subject to earlier redemption at BEP’s option in connection with certain ratings events and changes in tax law, the Series 17 Preferred Units will not be redeemable by BEP prior to March 31, 2025. On or after March 31, 2025, BEP may redeem for cash the Series 17 Preferred Units at $25 per Series 17 Preferred Unit, together with all accrued and unpaid distributions up to but excluding the date of payment or distribution. The Series 17 Preferred

Units do not have a fixed maturity date and are not redeemable at the option of the Series 17 Preferred Unitholders. The Series 17 Preferred Units are not guaranteed by the Preferred Unit Guarantors, or by any other subsidiary of BEP.
Issuance of Additional Partnership Interests
Subject to the rights of the holders of Class A Preferred Units to approve issuances of additional partnership interests ranking senior to the Class A Preferred Units with respect to priority in the payment of distributions and in the distribution of the assets in the event of the liquidation, dissolution or winding-up of BEP, whether voluntary or involuntary, and to any approval required by applicable law and the approval of any applicable securities exchange, the Managing General Partner has broad rights to cause BEP to issue additional partnership interests and may cause BEP to issue additional partnership interests (including new classes of partnership interests and options, rights, warrants and appreciation rights relating to such interests) for any partnership purpose, at any time and on such terms and conditions as it may determine without the approval of any limited partners. Any additional partnership interests may be issued in one or more classes, or one or more series of classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of partnership interests) as may be determined by the Managing General Partner in its sole discretion, all without approval of our limited partners.
Transfers of Units
We are not required to recognize any transfer of our LP units or Preferred Units until certificates, if any, evidencing such LP units are surrendered for registration of transfer. Each person to whom an LP unit or Preferred Unit is transferred or issued (including any nominee holder or an agent or representative acquiring such LP unit Or Preferred Unit for the account of another person) shall be admitted to BEP as a partner with respect to the unit so transferred or issued when any such transfer or issuance is reflected in the books and records of BEP subject to and in accordance with the terms of the Amended and Restated Limited Partnership Agreement of BEP. Any transfer of an LP unit or Preferred Unit shall not entitle the transferee to share in the profits and losses of BEP, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a partner and a party to the Amended and Restated Limited Partnership Agreement of BEP.
By accepting an LP unit or Preferred Unit for transfer in accordance with the Amended and Restated Limited Partnership Agreement of BEP, each transferee will be deemed to have:
•executed the Amended and Restated Limited Partnership Agreement of BEP and become bound by the terms thereof;

•granted an irrevocable power of attorney to the Managing General Partner or the liquidator of BEP and any officer thereof to act as such partner’s agent and attorney-in-fact to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all agreements, certificates, documents and other instruments relating to the existence or qualification of BEP as an exempted limited partnership (or a partnership in which the limited partners have limited liability) in Bermuda and in all jurisdictions in which BEP may conduct activities and affairs or own property; any amendment, change, modification or restatement of the Amended and Restated Limited Partnership Agreement of BEP, subject to the requirements of the Amended and Restated Limited Partnership Agreement of BEP; the dissolution and liquidation of BEP; the admission, withdrawal of any partner of BEP or any capital contribution of any partner of BEP; the determination of the rights, preferences and privileges of any class or series of Units of BEP; and any tax election with any limited partner or general partner on our behalf or on behalf of any limited partner or the general partner, and (ii) subject to the requirements of the Amended and Restated Limited Partnership Agreement of BEP, all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the sole discretion of the Managing General Partner or the liquidator of BEP, to make, evidence, give, confirm or ratify any voting consent, approval, agreement or other action that is made or given by BEP’s partners or is consistent with the terms of the Amended and

Restated Limited Partnership Agreement of BEP or to effectuate the terms or intent of the Amended and Restated Limited Partnership Agreement of BEP;

•made the consents and waivers contained in the Amended and Restated Limited Partnership Agreement of BEP; and

•ratified and confirmed all contracts, agreements, assignments and instruments entered into on behalf of BEP in accordance with the Amended and Restated Limited Partnership Agreement of BEP, including the granting of any charge or security interest over the assets of BEP and the assumption of any indebtedness in connection with the affairs of BEP.
The transfer of any Unit and/or the admission of any new partner to BEP will not constitute an amendment to the Amended and Restated Limited Partnership Agreement of BEP.
Book-Based System
LP units and Preferred Units may be represented in the form of one or more fully registered unit certificates held by, or on behalf of, CDS or DTC, as applicable, as custodian of such certificates for the participants of CDS or DTC, registered in the name of CDS or DTC or their respective nominee, and registration of ownership and transfers of LP units and Preferred Units may be effected through the book-based system administered by CDS or DTC, as applicable.
Investments in BRELP
If and to the extent that BEP raises funds by way of the issuance of equity or debt securities, or otherwise, pursuant to a public offering, private placement or otherwise, an amount equal to the proceeds will be invested in BRELP.
Capital Contributions
Brookfield contributed $1 and the Managing General Partner contributed $100 to the capital of BEP in order to form BEP. Thereafter, Brookfield contributed to BEP its interest in various renewable power businesses in exchange for Redeemable/Exchangeable partnership units and our LP units. No partner has the right to withdraw any or all of its capital contribution.
Distributions
Subject to the rights of holders of Class A Preferred Units to receive cumulative preferential cash distributions in accordance with the terms of a series of Class A Preferred Units, distributions to partners of BEP will be made only as determined by the Managing General Partner in its sole discretion. However, the Managing General Partner will not be permitted to cause BEP to make a distribution (i) if it does not have sufficient cash on hand to make the distribution, (ii) if the distribution would render it insolvent or (iii) if, in the opinion of the Managing General Partner, the distribution would leave it with insufficient funds to meet any future or contingent obligations or if the distribution would contravene the Bermuda Partnership Acts. In addition, BEP will not be permitted to make a distribution on our LP units unless all accrued distributions have been paid in respect of the Class A Preferred Units, and all other units of BEP ranking prior to or on a parity with the Class A Preferred Units with respect to the payment of distributions.
The amount of taxes withheld or paid by BEP or by any member of Brookfield Renewable in respect of LP units and Preferred Units held by LP unitholders, Preferred Unitholders or the Managing General Partner shall be treated either as a distribution to such partner or as a general expense of BEP as determined by the Managing General Partner in its sole discretion.
Holders of the Series 17 Preferred Units are entitled to receive fixed cumulative preferential cash distributions, as and when declared by the Managing General Partner, payable quarterly on the last day of January, April, July and October in each year at an annual rate equal to 5.25%.

Subject to the terms of any Preferred Units outstanding at the time, any distributions from BEP will be made to the limited partners holding LP units as to 99.99% and to the Managing General Partner as to 0.01%. Distributions to holders of Class A Preferred Units in accordance with their terms rank higher in priority than distributions to holders of our LP units. Each holder of LP units or Preferred Units will receive a pro rata share of distributions made to all holders of LP units or Preferred Units, as applicable, in accordance with the proportion of all outstanding LP units or Preferred Units held by that unitholder. Except for receiving 0.01% of distributions from BEP, the Managing General Partner shall not be compensated for its services as Managing General Partner but it shall be reimbursed for certain expenses.
Limited Liability
Assuming that a limited partner does not participate in the control or management of BEP or conduct the affairs of, sign or execute documents for or otherwise bind BEP within the meaning of the Bermuda Partnership Acts and otherwise acts in conformity with the provisions of the Amended and Restated Limited Partnership Agreement of BEP, such partner’s liability under the Bermuda Partnership Acts and the Amended and Restated Limited Partnership Agreement of BEP will be limited to the amount of capital such partner is obligated to contribute to BEP for its limited partner interest plus its share of any undistributed profits and assets, except as described below.
If it were determined, however, that a limited partner was participating in the control or management of BEP or conducting the affairs of, signing or executing documents for or otherwise binding BEP (or purporting to do any of the foregoing) within the meaning of the Bermuda Partnership Acts, such limited partner would be liable as if it were a general partner of BEP in respect of all debts of BEP incurred while that limited partner was so acting or purporting to act. Neither the Amended and Restated Limited Partnership Agreement of BEP nor the Bermuda Partnership Acts specifically provides for legal recourse against the Managing General Partner if a limited partner were to lose limited liability through any fault of the Managing General Partner. While this does not mean that a limited partner could not seek legal recourse, we are not aware of any precedent for such a claim in Bermuda case law.
No Management or Control
BEP’s limited partners, in their capacities as such, may not take part in the management or control of the activities and affairs of BEP and do not have any right or authority to act for or to bind BEP or to take part or interfere in the conduct or management of BEP. Limited partners are not entitled to vote on matters relating to BEP, although LP unitholders are entitled to consent to certain matters as described under “—Amendments to the Amended and Restated Limited Partnership Agreement of BEP”, “—Opinion of Counsel and Limited Partner Approval”, “—Sale or Other Disposition of Assets”, and “—Withdrawal of the Managing General Partner” which may be effected only with the consent of the holders of the percentages of our outstanding LP units specified below. In addition, limited partners have consent rights with respect to certain fundamental matters and on any other matters that require their approval in accordance with applicable securities laws and stock exchange rules. Each LP unit shall entitle the LP unitholder to one vote for the purposes of any approvals of LP unitholders. Except as otherwise provided by law or as set out in the provisions attached to any series of Class A Preferred Units and except for meetings of the holders of Class A Preferred Units as a class or meetings of the holders of a series thereof, the holders of Class A Preferred Units are not entitled to receive notice of, attend, or vote at any meeting of holders of LP units, unless and until BEP shall have failed to pay eight quarterly distributions in respect of such series of Class A Preferred Units, whether or not consecutive and whether or not such distributions have been declared and whether or not there are any monies of our partnership properly applicable to the payment of distributions. In the event of such non-payment, and for only so long as any such distributions remain in arrears, such holders will be entitled to receive notice of and to attend each meeting of holders of LP units (other than any meetings at which only holders of another specified class or series are entitled to vote) and such holders shall have the right, at any such meeting, to one vote for each Preferred Unit held. Upon payment of the entire amount of all such distributions in arrears, the voting rights of such holders of Class A Preferred Units shall forthwith cease (unless and until the same default shall again arise as described herein).
Meetings
The Managing General Partner may call special meetings of partners at a time and place outside of Canada determined by the Managing General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. The limited partners do not have the ability to call a special meeting. Only holders of record on the date set by the Managing General Partner (which may not be less than 10 days nor more than 60 days, before the meeting) are entitled to notice of any meeting.

Written consents may be solicited only by or on behalf of the Managing General Partner. Any such consent solicitation may specify that any written consents must be returned to BEP within the time period, which may not be less than 20 days, specified by the Managing General Partner.
For purposes of determining holders of partnership interests entitled to provide consents to any action described above, the Managing General Partner may set a record date, which may be not less than 10 nor more than 60 days before the date by which record holders are requested in writing by the Managing General Partner to provide such consents. Only those holders of partnership interests on the record date established by the Managing General Partner will be entitled to provide consents with respect to matters as to which a consent right applies.
Amendments to the Amended and Restated Limited Partnership Agreement of BEP
Amendments to the Amended and Restated Limited Partnership Agreement of BEP may only be proposed by or with the consent of the Managing General Partner. To adopt a proposed amendment, other than the amendments that do not require limited partner approval discussed below, the Managing General Partner must seek approval of at least 66 2/3% of the voting power of our outstanding LP units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment.
Notwithstanding the above, in addition to any other approvals required by law, the approval of all amendments to the rights, privileges, restrictions and conditions attaching to the Class A Preferred Units as a class and any other approval to be given by the holders of the Class A Preferred Units may be given (i) by a resolution signed by the holders of Class A Preferred Units owning not less than the percentage of the Class A Preferred Units that would be necessary to authorize such action at a meeting of the holders of the Class A Preferred Units at which all holders of the Class A Preferred Units were present and voted or were represented by proxy, or (ii) passed by an affirmative vote of at least 66 2/3% of the votes cast at a meeting of holders of the Class A Preferred Units duly called for that purpose and at which the holders of at least 25% of the outstanding Class A Preferred Units are present or represented by proxy or, if no quorum is present at such meeting, at an adjourned meeting at which the holders of Class A Preferred Units then present would form the necessary quorum. At any meeting of holders of Class A Preferred Units as a class, each such holder shall be entitled to one vote in respect of each Class A Preferred Unit held.
Further, in addition to any other approvals required by law, the approval of all amendments to the rights, privileges, restrictions and conditions attaching to each series of Class A Preferred Units, as a series, and any other approval to be given by the holders of each series of Class A Preferred Units, as a series, may be given (i) by a resolution signed by the holders of the applicable series of Class A Preferred Units owning not less than the percentage of such series of Class A Preferred Units that would be necessary to authorize such action at a meeting of the holders of the applicable series of Class A Preferred Units at which all holders of the applicable series of Class A Preferred Units were present and voted or were represented by proxy, or (ii) passed by an affirmative vote of at least 66 2/3% of the votes cast at a meeting of holders of the applicable series of Class A Preferred Units duly called for that purpose and at which the holders of at least 25% of the outstanding applicable series of Class A Preferred Units are present or represented by proxy or, if no quorum is present at such meeting, at an adjourned meeting at which the holders of the applicable series of Class A Preferred Units then present would form the necessary quorum. At any meeting of holders of a series of Class A Preferred Units, as a series, each such holder shall be entitled to one vote in respect of each applicable Class A Preferred Unit held.
Amendments to the Amended and Restated Limited Partnership Agreements of BEP
On July 28, 2020, the Amended and Restated Limited Partnership Agreement of BEP was further amended to provide that the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Prohibited Amendments
No amendment may be made to the Amended and Restated Limited Partnership Agreement of BEP that would:
(1)enlarge the obligations of any limited partner without its consent, except that any amendment that would have a material adverse effect on the rights or preferences of any class of partnership interests in relation to other classes of partnership interests may be approved by at least a majority of the type or class of partnership interests so affected; or

(2)enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by BEP to the Managing General Partner or any of its affiliates without the consent of the Managing General Partner, which may be given or withheld in its sole discretion.

The provision of the Amended and Restated Limited Partnership Agreement of BEP preventing the amendments having the effects described directly above can be amended upon the approval of the holders of at least 90% of the outstanding LP units, and in the case of (ii) above, with the consent of the Managing General Partner, which may be given or withheld in its sole discretion.

No Limited Partner Approval
Subject to applicable law, the Managing General Partner may generally make amendments to the Amended and Restated Limited Partnership Agreement of BEP without the approval of any limited partner to reflect:
a.a change in the name of BEP, the location of BEP’s registered office, or BEP’s registered agent;
b.the admission, substitution or withdrawal of partners in accordance with the Amended and Restated Limited Partnership Agreement of BEP;
c.a change that the Managing General Partner determines is reasonable and necessary or appropriate for BEP to qualify or to continue BEP’s qualification as an exempted limited partnership under the laws of Bermuda or a partnership in which the limited partners have limited liability under the laws of any jurisdiction or is necessary or advisable in the opinion of the Managing General Partner to ensure that BEP will not be treated as an association taxable as a corporation or otherwise taxed as an entity for tax purposes;
d.an amendment that the Managing General Partner determines to be necessary or appropriate to address certain changes in tax regulations, legislation or interpretation;
e.an amendment that is necessary, in the opinion of our counsel, to prevent BEP or the Managing General Partner or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act or similar legislation in other jurisdictions;
f.an amendment that the Managing General Partner determines in its sole discretion to be necessary or appropriate for the creation, authorization or issuance of any class or series of partnership interests or options, rights, warrants or appreciation rights relating to partnership securities;
g.any amendment expressly permitted in the Amended and Restated Limited Partnership Agreement of BEP to be made by the Managing General Partner acting alone;
h.any amendment that, in the sole discretion of the Managing General Partner, is necessary or appropriate to reflect and account for the formation by BEP of, or its investment in, any partnership, association, body corporate or other entity, as otherwise permitted by the Amended and Restated Limited Partnership Agreement of BEP;
i.a change in BEP’s fiscal year and related changes; or
j.any other amendments substantially similar to any of the matters described directly above.
In addition, the Managing General Partner may make amendments to the Amended and Restated Limited Partnership Agreement of BEP without the approval of any limited partner if those amendments, in the discretion of the Managing General Partner:

k.do not adversely affect BEP’s limited partners considered as a whole (including any particular class of partnership interests as compared to other classes of partnership interests) in any material respect;
l.are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion or binding directive, order, ruling or regulation of any governmental agency or judicial authority;
m.are necessary or appropriate to facilitate the trading of our LP units or Preferred Units or to comply with any rule, regulation, guideline or requirement of any securities exchange on which our LP units or Preferred Units are or will be listed for trading;
n.are necessary or appropriate for any action taken by the Managing General Partner relating to splits or combinations of LP units or Preferred Units made in accordance with the provisions of the Amended and Restated Limited Partnership Agreement of BEP; or
o.are required to effect the intent of the provisions of the Amended and Restated Limited Partnership Agreement of BEP or are otherwise contemplated by the Amended and Restated Limited Partnership Agreement of BEP.
Opinion of Counsel and Limited Partner Approval
The Managing General Partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners if one of the amendments described above under “—No Limited Partner Approval” should occur. No other amendments to the Amended and Restated Limited Partnership Agreement of BEP will become effective without the approval of holders of at least 90% of our LP units, unless BEP obtains an opinion of counsel to the effect that the amendment will not cause BEP to be treated as an association taxable as a corporation or otherwise taxable as an entity for tax purposes (provided that for U.S. tax purposes the Managing General Partner has not made the election described below under “—Election to be Treated as a Corporation”) or affect the limited liability under the Bermuda Partnership Acts of any of BEP’s limited partners.
In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of partnership interests in relation to other classes of partnership interests will also require the approval of the holders of at least a majority of the outstanding partnership interests of the class so affected.
In addition, any amendment that reduces the voting percentage required to take any action must be approved by the written consent or affirmative vote of limited partners whose aggregate outstanding voting units constitute not less than the voting requirement sought to be reduced.
Sale or Other Disposition of Assets
The Amended and Restated Limited Partnership Agreement of BEP generally prohibits the Managing General Partner, without the prior approval of the holders of at least 66 2/3% of the voting power of our LP units, from causing BEP to, among other things, sell, exchange or otherwise dispose of all or substantially all of BEP’s assets in a single transaction or a series of related transactions, including by approving on BEP’s behalf the sale, exchange or other disposition of all or substantially all of the assets of BEP’s subsidiaries. However, the Managing General Partner, in its sole discretion, may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of BEP’s assets (including for the benefit of persons who are not BEP or BEP’s subsidiaries) without that approval. The Managing General Partner may also sell all or substantially all of BEP’s assets under any forced sale of any or all of BEP’s assets pursuant to the foreclosure or other realization upon those encumbrances without that approval.
Take-Over Bids
If, within 120 days after the date of a take-over bid, as defined in the Securities Act (Ontario), the take-over bid is accepted by holders of not less than 90% of our outstanding LP units, other than our LP units held at the date of the take-over bid by the offeror or any affiliate or associate of the offeror, and the offeror acquires all of such LP units deposited or tendered under the take-over bid, the offeror will be entitled to acquire our LP units not deposited under the take-over bid on the same terms as our LP units acquired under the take-over bid.

Election to be Treated as a Corporation
If the Managing General Partner determines in its sole discretion that it is no longer in BEP’s best interests to continue as a partnership for U.S. federal income tax purposes, the Managing General Partner may elect to treat BEP as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes.
Termination and Dissolution
BEP will terminate upon the earlier to occur of (i) the date on which all of BEP’s assets have been disposed of or otherwise realized by BEP and the proceeds of such disposals or realizations have been distributed to partners, (ii) the service of notice by the Managing General Partner, with the special approval of a majority of its independent directors, that in its opinion the coming into force of any law, regulation or binding authority has or will render illegal or impracticable the continuation of BEP, or (iii) at the election of the Managing General Partner, with the special approval of its independent directors, if BEP, as determined by the Managing General Partner, based on an opinion of counsel, is required to register as an “investment company” under the Investment Company Act or similar legislation in other jurisdictions.
BEP will be dissolved upon the withdrawal of the Managing General Partner as the general partner of BEP (unless a successor entity becomes the general partner as described in the following sentence or the withdrawal is effected in compliance with the provisions of the Amended and Restated Limited Partnership Agreement of BEP that are described below under “—Withdrawal of the Managing General Partner”) or the entry by a court of competent jurisdiction of a decree of judicial dissolution of BEP or an order to wind-up or liquidate the Managing General Partner without the appointment of a successor in compliance with the provisions of the Amended and Restated Limited Partnership Agreement of BEP that are described below under “—Withdrawal of the Managing General Partner”. BEP will be reconstituted and continue without dissolution if within 30 days of the date of dissolution (and so long as a notice of dissolution has not been filed with the Bermuda Monetary Authority), a successor general partner executes a transfer deed pursuant to which it becomes the general partner and assumes the rights and undertakes the obligations of the general partner and BEP receives an opinion of counsel that the admission of the new general partner will not result in the loss of the limited liability of any limited partner.
Liquidation and Distribution of Proceeds
Upon our dissolution, unless BEP is continued as a new limited partnership, the liquidator authorized to wind-up BEP’s affairs will, acting with all of the powers of the Managing General Partner that the liquidator deems necessary or appropriate in its judgment, liquidate BEP’s assets and apply the proceeds of the liquidation first, to discharge BEP’s liabilities as provided in the Amended and Restated Limited Partnership Agreement of BEP and by law, second to the holders of any Class A Preferred Units in accordance with the terms of such Class A Preferred Units and thereafter to the partners holding LP units pro rata according to the percentages of their respective partnership interests as of a record date selected by the liquidator. The liquidator may defer liquidation of BEP’s assets for a reasonable period of time or distribute assets to partners in kind if it determines that an immediate sale or distribution of all or some of BEP’s assets would be impractical or would cause undue loss to the partners.
Withdrawal of the Managing General Partner
The Managing General Partner may withdraw as Managing General Partner without first obtaining approval of our LP unitholders and Preferred Unitholders by giving 180 days’ advance written notice to the other partners, and that withdrawal will not constitute a violation of the Amended and Restated Limited Partnership Agreement of BEP.
Upon the withdrawal of the Managing General Partner, the holders of at least 66 2/3% of the voting power of our outstanding LP units may select a successor to the withdrawing Managing General Partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability, tax matters and the Investment Company Act (and similar legislation in other jurisdictions) cannot be obtained, BEP will be dissolved, wound up and liquidated. See “—Termination and Dissolution” above.
In the event of withdrawal of a general partner where that withdrawal violates the Amended and Restated Limited Partnership Agreement of BEP, a successor general partner will have the option to purchase the general partnership interest of the departing general partner for a cash payment equal to its fair market value. Under all other circumstances where a general partner withdraws, the departing general partner will have the option to require the successor general partner to purchase the general partnership interest of the departing general partner for a cash payment equal to its fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached within 30 days of the general partner’s departure, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. If the departing general partner and the successor general partner cannot agree upon an expert within 45 days of the general partner’s departure, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.
If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner’s general partnership interests will automatically convert into LP units pursuant to a valuation of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.
Transfer of the General Partnership Interest
The Managing General Partner may transfer all or any part of its general partnership interest without first obtaining approval of any LP unitholder or Preferred Unitholder. As a condition of this transfer, the transferee must (i) be an affiliate of the general partner of BRELP (or the transfer must be made concurrently with a transfer of the general partnership units of BRELP to an affiliate of the transferee), (ii) agree to assume the rights and duties of the Managing General Partner to whose interest that transferee has succeeded, (iii) agree to be bound by the provisions of the Amended and Restated Limited Partnership Agreement of BEP and (iv) furnish an opinion of counsel regarding limited liability and tax matters. Any transfer of the general partnership interest is subject to prior notice to and approval of the relevant Bermuda regulatory authorities. At any time, the shareholder of the Managing General Partner may sell or transfer all or part of its shares in the Managing General Partner without the approval of the LP unitholders or Preferred Unitholders.
Partnership Name
If the Managing General Partner ceases to be the general partner of BEP and our new general partner is not an affiliate of Brookfield, BEP will be required by the Amended and Restated Limited Partnership Agreement of BEP to change the name of BEP to a name that does not include “Brookfield” and which could not be capable of confusion in any way with such name. The Amended and Restated Limited Partnership Agreement of BEP explicitly provides that this obligation shall be enforceable and may be waived by the Managing General Partner notwithstanding that it may have ceased to be the general partner of BEP.
Transactions with Interested Parties
The Managing General Partner, the Service Provider and their respective partners, members, shareholders, directors, officers, employees and shareholders, which we refer to in the BEP Amended and Restated Limited Partnership Agreement as “interested parties”, may become limited partners or beneficially interested in limited partners and may hold, dispose of or otherwise deal with our LP units or Preferred Units with the same rights they would have if the Managing General Partner was not a party to the Amended and Restated Limited Partnership Agreement of BEP. An interested party will not be liable to account either to other interested parties or to BEP, BEP’s partners or any other persons for any profits or benefits made or derived by or in connection with any such transaction.
The Amended and Restated Limited Partnership Agreement of BEP permits an interested party to sell investments to, purchase assets from, vest assets in and enter into any contract, arrangement or transaction with BEP, BRELP, any of the Holding Entities, any operating entity or any other holding vehicle established by BEP and may be interested in any such contract, transaction or arrangement and shall not be liable to account either to BEP, BRELP, any of the Holding Entities, any operating entity or any other holding vehicle established by BEP or any other person in respect of any such contract, transaction or arrangement, or any benefits or profits made or derived therefrom, by virtue only of the relationship between the parties concerned, subject to any approval requirements that are contained in the Conflicts Protocols. See Item 7.B “Related Party Transactions — Conflicts of Interest and Fiduciary Duties” of the Annual Report.
Outside Activities of the Managing General Partner; Conflicts of Interest
Under the Amended and Restated Limited Partnership Agreement of BEP, the Managing General Partner is required to maintain as its sole activity the role of general partner of BEP. The Managing General Partner is not permitted to engage in any business or activity or incur or guarantee any debts or liabilities except in connection with or incidental to its performance as general partner or incurring, guaranteeing, acquiring, owning or disposing of debt or equity securities of BRELP, a Holding Entity or any other holding vehicle established by BEP.

The Amended and Restated Limited Partnership Agreement of BEP provides that each person who is entitled to be indemnified by BEP (other than the Managing General Partner), as described below under “—Indemnification; Limitations on Liability”, shall have the right to engage in businesses of every type and description and other activities for profit, and to engage in and possess interests in business ventures of any and every type or description, irrespective of whether (i) such activities are similar to our affairs or activities or (ii) such affairs and activities directly compete with, or disfavor or exclude, the Managing General Partner, BEP, BRELP, any Holding Entity, any operating entity or any other holding vehicle established by BEP. Such business interests, activities and engagements will be deemed not to constitute a breach of the Amended and Restated Limited Partnership Agreement of BEP or any duties stated or implied by law or equity, including fiduciary duties, owed to any of the Managing General Partner, BEP, BRELP, any Holding Entity, any operating entity and any other holding vehicle established by BEP (or any of their respective investors), and shall be deemed not to be a breach of the Managing General Partner’s fiduciary duties or any other obligation of any type whatsoever of the Managing General Partner. None of the Managing General Partner, BEP, BRELP, any Holding Entity, any operating entity, any other holding vehicle established by BEP or any other person shall have any rights by virtue of the Amended and Restated Limited Partnership Agreement of BEP or the partnership relationship established thereby or otherwise in any business ventures of any person who is entitled to be indemnified by BEP as described below under “—Indemnification; Limitations on Liability”.
The Managing General Partner and the other indemnified persons described in the preceding paragraph do not have any obligation under the Amended and Restated Limited Partnership Agreement of BEP to present business or investment opportunities to Brookfield Renewable. These provisions will not, however, affect any obligation of an indemnified person to present business or investment opportunities to Brookfield Renewable pursuant to the Relationship Agreement or any other separate written agreement between such persons.
Any conflicts of interest and potential conflicts of interest that are approved by a majority of the Managing General Partner’s independent directors from time-to-time will be deemed approved by all partners. Pursuant to the Conflicts Protocols, independent directors may grant approvals for any matters that may give rise to a conflict of interest or potential conflict of interest in the form of general guidelines, policies or procedures that are adopted by the Managing General Partner’s independent directors, and amended from time-to-time with the approval of a majority of the independent directors of the Managing General Partner, in which case no further special approval will be required in connection with a particular transaction or matter permitted thereby other than any approvals required by law. See Item 7.B “Related Party Transactions — Conflicts of Interest and Fiduciary Duties” in the Annual Report.
Indemnification; Limitations on Liability
Under the Amended and Restated Limited Partnership Agreement of BEP, BEP is required to indemnify on an after-tax basis out of the assets of BEP to the fullest extent permitted by law the Managing General Partner, the Service Provider and any of their respective affiliates (and their respective officers, directors, agents, shareholders, partners, members and employees), any person who serves on a Governing Body of BEP, BRELP, a Holding Entity, Operating Entity or any other holding vehicle established by BEP and any other person designated by the Managing General Partner as an indemnified person, in each case, against all losses, claims, damages, liabilities, costs or expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, incurred by an indemnified person in connection with our investments and activities or by reason of their holding such positions, except to the extent that the claims, liabilities, losses, damages, costs or expenses are determined to have resulted from the indemnified person’s gross negligence, bad faith, fraud or willful misconduct, or in the case of a criminal matter, action that the indemnified person knew to have been unlawful. In addition, under the Amended and Restated Limited Partnership Agreement of BEP, (i) no such person shall be liable to BEP, the Managing General Partner or any LP unitholder or Preferred Unitholder for any liabilities sustained or incurred as a result of any act or omission of such person, except to the extent there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such liabilities resulted from such person’s gross negligence, bad faith, fraud, willful misconduct, or in the case of a criminal matter, actions with knowledge that the conduct was unlawful and (ii) subject to applicable law, any matter that is approved by the independent directors of the Managing General Partner will not constitute a breach of the Amended and Restated Limited Partnership Agreement of BEP or any duties stated or implied by law or equity, including fiduciary duties. The Amended and Restated Limited Partnership Agreement of BEP requires us to advance funds to pay the expenses of an indemnified person in connection with a matter in which indemnification may be sought until it is determined that the indemnified person is not entitled to indemnification.
Accounts, Reports and Other Information
Under the Amended and Restated Limited Partnership Agreement of BEP, the Managing General Partner is required to prepare financial statements in accordance with IFRS as determined by the IASB. BEP’s financial statements must be made publicly available together with a statement of the accounting policies used in their preparation, such information as may be required by applicable laws and regulations and such information as the Managing General Partner deems appropriate. BEP’s annual financial statements must be audited by an independent accounting firm of international standing and made publicly available within such period of time as is required to comply with applicable laws and regulations, including any rules of any applicable securities exchange. BEP’s quarterly financial statements may be unaudited and are made available publicly as and within the time period required by applicable laws and regulations, including any rules of any applicable securities exchange. The Managing General Partner is also required to prepare all other press releases, proxy circulars and other disclosure documentation as by be required by applicable laws, including any rules of any applicable securities exchange.
The Managing General Partner is also required to use commercially reasonable efforts to prepare and send to the limited partners of BEP on an annual basis, additional information regarding BEP, including Schedule K-1 (or equivalent) and information related to the passive foreign investment company status of certain non-U.S. corporations that we control. The Managing General Partner will, where reasonably possible, prepare and send information required by the non-U.S. limited partners of BEP for U.S. federal income tax reporting purposes. The Managing General Partner will also, where reasonably possible and applicable, prepare and send information required by limited partners of BEP for Canadian federal income tax purposes.
Governing Law; Submission to Jurisdiction
The Amended and Restated Limited Partnership Agreement of BEP is governed by and will be construed in accordance with the laws of Bermuda. Under the Amended and Restated Limited Partnership Agreement of BEP, each of BEP’s partners (other than governmental entities prohibited from submitting to the jurisdiction of a particular jurisdiction) will submit to the non-exclusive jurisdiction of any court in Bermuda in any dispute, suit, action or proceeding arising out of or relating to the Amended and Restated Limited Partnership Agreement of BEP. Each partner waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process of any such court and further waives, to the fullest extent permitted by law, any claim of inconvenient forum, improper venue or that any such court does not have jurisdiction over the partner. Any final judgment against a partner in any proceedings brought in a court in Bermuda will be conclusive and binding upon the partner and may be enforced in the courts of any other jurisdiction of which the partner is or may be subject, by suit upon such judgment. The foregoing submission to jurisdiction and waivers will survive the dissolution, liquidation, winding up and termination of BEP.
Preferred Unit Guarantees
The Preferred Unit Guarantees provide that each series of Class A Preferred Units that are guaranteed by the Preferred Unit Guarantors will be fully and unconditionally guaranteed as to (i) payment of dividends, as and when declared, (ii) payment of amounts due on redemption of the applicable series of Class A Preferred Units, and (iii) payment of amounts due on the liquidation, dissolution or winding up of BEP. For so long as the Preferred Unit Guarantees are in place, they will be subordinated to all of the senior and subordinated debt of the Preferred Unit Guarantors that is not expressly stated to be pari passu or subordinate to the Preferred Unit Guarantees, and will rank senior to the common equity of the Preferred Unit Guarantors. The Preferred Unit Guarantees will rank on a pro rata and pari passu basis with each other. The rights, obligations and liabilities of a Preferred Unit Guarantor pursuant to the Preferred Unit Guarantees will terminate upon the conveyance, distribution, transfer or lease of all or substantially all of its properties, securities and assets to another Preferred Unit Guarantor. A Preferred Unit Guarantor may not otherwise convey, distribute, transfer or lease all or substantially all of its properties, securities and assets to another person, unless the person which acquires the properties, securities and assets of such Preferred Unit Guarantor assumes such Preferred Unit Guarantor’s obligations under the Preferred Unit Guarantees. The Preferred Unit Guarantees were granted by the Preferred Unit Guarantors so that the Preferred Units that are guaranteed by the Preferred Unit Guarantors rank pari passu at the Preferred Unit Guarantor level with the outstanding Preference Shares issued by BRP Equity, which are also guaranteed by the Preferred Unit Guarantors. Provided no default then exists in respect of the applicable Preferred Unit Guarantee, at any time following the termination of its guarantee of the Preferred Shares, each Preferred Unit Guarantor shall be entitled to a full, unconditional and final release of its obligations under its applicable Preferred Unit Guarantee. Should this occur in respect of all the Preferred Unit Guarantors, the Class A Preferred Units that are guaranteed by the Preferred Unit Guarantors will then constitute obligations of BEP alone.
The Series 17 Preferred Units are not guaranteed by the Preferred Unit Guarantors, or by any other subsidiary of BEP.

Choice of Forum for U.S. Securities Act Claims
The Amended and Restated Limited Partnership Agreement of BEP provides that unless BEP consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. In the absence of this provision, under the Securities Act, U.S. federal and state courts have been found to have concurrent jurisdiction over suits brought to enforce duties or liabilities created by the U.S. Securities Act. This choice of forum provision will not apply to suits brought to enforce duties or liabilities created by the Exchange Act and could be found to be inapplicable or unenforceable if it is challenged in a legal proceeding or otherwise.

2.DEBT SECURITIES
Each series of notes that is registered pursuant to Section 12(b) of the Exchange Act has been issued by NA Holdco, fully and unconditionally guaranteed on an unsecured basis by BEP, and also guaranteed by the other Guarantors. Each of these series of notes was issued pursuant to an effective registration statement setting forth the terms of the relevant series of notes.
As of December 31, 2023, BEP had the following series of debt securities registered pursuant to Section 12(b) of the Exchange Act, which are all listed on the New York Stock Exchange (“NYSE”):

Debt Securities (class/interest rate)	Principal	Interest Payment Dates (in arrear)	Issuer and Issue Date	Maturity Date	Redemption Rights	Optional Redemption	Events of Default	Prospectus Supplement	Indenture
4.625% Perpetual Subordinated Notes	$350,000,000	January 30, April 30, July 30 and October 30	Brookfield BRP Holdings (Canada) Inc. April 15, 2021	No fixed maturity date	Optional Rating Event Redemption(1) Optional Tax Redemption(2)	Optional Redemption Date: At any time on or after April 30, 2026(3)	Bankruptcy-related only	Prospectus Supplement dated April 8, 2021	Indenture, dated April 15, 2021 First Supplemental Indenture, dated April 15, 2021
4.875% Perpetual Subordinated Notes	$260,000,000	January 30, April 30, July 30 and October 30	Brookfield BRP Holdings (Canada) Inc. December 9, 2021	No fixed maturity date	Optional Rating Event Redemption(4) Optional Tax Redemption(5)	Optional Redemption Date: At any time on or after December 9, 2026(6)	Bankruptcy-related only	Prospectus Supplement dated December 7, 2021	Indenture dated April 15, 2021 Second Supplemental Indenture, dated December 9, 2021

Notes:
(1)The 4.625% Perpetual Subordinated Notes’ Optional Rating Event Redemption means that the Issuer has the right to redeem the 4.625% Perpetual Subordinated Notes on the terms described below under “A. 4.625% Perpetual Subordinated Notes—Optional Rating Event Redemption”.
(2)The 4.625% Perpetual Subordinated Notes’ Optional Tax Redemption means that the Issuer has the right to redeem the 4.625% Perpetual Subordinated Notes on the terms described below under “A. 4.625% Perpetual Subordinated Notes—Optional Tax Redemption”.
(3)The 4.625% Perpetual Subordinated Notes’ Optional Redemption means that the Issuer has the right to redeem the 4.625% Perpetual Subordinated Notes on the terms described below under “A. 4.625% Perpetual Subordinated Notes—Optional Redemption”.
(4)The 4.875% Perpetual Subordinated Notes’ Optional Rating Event Redemption means that the Issuer has the right to redeem the 4.875% Perpetual Subordinated Notes on the terms described below under “B. 4.875% Perpetual Subordinated Notes—Optional Rating Event Redemption”.
(5)The 4.875% Perpetual Subordinated Notes’ Optional Tax Redemption means that the Issuer has the right to redeem the 4.875% Perpetual Subordinated Notes on the terms described below under “B. 4.875% Perpetual Subordinated Notes—Optional Tax Redemption”.
(6)The 4.875% Perpetual Subordinated Notes’ Optional Redemption means that the Issuer has the right to redeem the 4.875% Perpetual Subordinated Notes on the terms described below under “B. 4.875% Perpetual Subordinated Notes—Optional Redemption”.

1. 4.625% Perpetual Subordinated Notes
The Issuer issued $350,000,000 aggregate principal amount of 4.625% Perpetual Subordinated Notes (the “4.625% Notes”) under an indenture, dated as of April 15, 2021 (the “Indenture”), among the Issuer, the Guarantors, and Computershare Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of April 15, 2021 (the “First Supplemental Indenture” and, together with the Indenture, the “4.625% Notes Indenture”), among the Issuer, the Guarantors and the Trustee. The 4.625% Notes Indenture and the Trustee are subject to the U.S. Trust Indenture Act of 1939, as amended. The Trustee acts as Paying Agent for the 4.625% Notes. A copy of the First Supplemental Indenture has been filed with the U.S. Securities and Exchange Commission (“SEC”) as Exhibit 4.2 to BEP’s Report on Form 6-K filed with the SEC on April 15, 2021. The First Supplemental Indenture is also available on SEDAR+ profile at www.sedarplus.ca.
The 4.625% Notes are unsecured subordinated obligations of the Issuer and were initially limited to up to $350,000,000 aggregate principal amount, all of which were issued under the 4.625% Notes Indenture. The 4.625%

Notes bear interest at the rate of 4.625% per annum from April 15, 2021, or from the most recent interest payment date to which interest has been paid or provided for, payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, which commenced on July 30, 2021.
The 4.625% Notes are fully and unconditionally guaranteed, on a subordinated basis, as to payment of principal, premium (if any) and interest and certain other amounts by the Guarantors (such guarantees, collectively, the “4.625% Notes’ Guarantees”).
The 4.625% Notes are perpetual securities in respect of which there is no fixed maturity date or fixed redemption date.
Further Issuance
Under the 4.625% Notes Indenture the Issuer may, from time to time, without the consent of the holders of the 4.625% Notes, issue additional notes of the same series of Securities of which the 4.625% Notes are apart from time to time in the future with terms (other than the 4.625% Notes Issue Date, issue price and, possibly, the 4.625% Notes First Call Date and the date interest started accruing) identical to the 4.625% Notes. The 4.625% Notes issued under the First Supplemental Indenture and any additional notes of such series that the Issuer may issue in the future constitute a single series of Securities under the 4.625% Notes Indenture; provided that such additional notes are only issued if they are fungible with the original 4.625% Notes for U.S. federal income tax purposes. This means that, in circumstances in which the 4.625% Notes Indenture provides for the holders of Securities of any series to vote or take any other action as a single class, the 4.625% Notes and any additional notes of such series of notes that the Issuer issues by reopening such series will vote or take that action as a single class.
Interest
The Issuer pays interest on the 4.625% Notes on every January 30, April 30, July 30 and October 30 of each year during which the 4.625% Notes are outstanding (each such quarterly date, an “4.625% Notes Interest Payment Date”, subject to Optional Interest Deferral as described below in “— Optional Interest Deferral.”
The Issuer pays interest on the 4.625% Notes at a rate of 4.625% per year in equal quarterly installments in arrears on each 4.625% Notes Interest Payment Date. Subject to Optional Interest Deferral as described below in “— Optional Interest Deferral,” the amount of interest payable on each 4.625% Notes Interest Payment Date is in the amount of $0.2890625 per $25 principal amount of 4.625% Notes (the “4.625% Notes Interest Amount”).
The first interest period began on (and includes) April 15, 2021 (the “4.625% Notes Issue Date”) and ends on (but excludes) the first 4.625% Notes Interest Payment Date and each successive interest period will begin on (and include) an 4.625% Notes Interest Payment Date and end on (but exclude) the next succeeding 4.625% Notes Interest Payment Date (each, an “4.625% Notes Interest Period”).
Interest for each 4.625% Notes Interest Period from the 4.625% Notes Issue Date is calculated on the basis of a 360-day year consisting of twelve 30-day months. Where it is necessary to calculate an amount of interest in respect of any 4.625% Notes for a period which is less than or equal to a complete 4.625% Notes Interest Period, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.
Interest payments are made to the persons or entities in whose names the 4.625% Notes are registered at the close of business on January 15, April 15, July 15 and October 15 (in each case, whether or not a business day), as the case may be, immediately preceding the relevant 4.625% Notes Interest Payment Date. If a 4.625% Notes Interest Payment Date falls on a day that is not a business day, the 4.625% Notes Interest Payment Date will be postponed to the next business day, and no further interest will accrue in respect of such postponement.
Specified Denominations
The 4.625% Notes are issued only in minimum denominations of $25 and integral multiples of $25 in excess thereof.
Optional Interest Deferral
Interest which accrues during an 4.625% Notes Interest Period is due and payable on the relevant 4.625% Notes Interest Payment Date, unless the Issuer elects, in its sole discretion, to defer the relevant payment of interest (in whole or in part). The Issuer may, at its discretion, elect to defer any payment of interest (in whole or in part)

which is otherwise scheduled to be paid on an 4.625% Notes Interest Payment Date; provided that any such deferred interest shall become due and payable on the date the Issuer declares any distributions on any of the Issuer’s common shares or preferred shares. If the Issuer elects not to make all or part of any payment of interest on an 4.625% Notes Interest Payment Date, then it will not have any obligation to pay such interest on the relevant 4.625% Notes Interest Payment Date. Deferred interest will accrue, compounding on each subsequent 4.625% Notes Interest Payment Date, until paid.
Deferral of 4.625% Notes Interest Amounts will not constitute a 4.625% Notes Event of Default (as defined herein for the 4.625% Notes) or any other breach under the 4.625% Notes, the 4.625% Notes’ Guarantees or the 4.625% Notes Indenture.
The Issuer will notify the holders of the 4.625% Notes, the Trustee and, if required by the rules, the NYSE, of any determination by it not to pay all or part of the 4.625% Notes Interest Amount which would otherwise fall due on a 4.625% Notes Interest Payment Date with respect to the 4.625% Notes not more than 30 business days and not less than five business days prior to the relevant 4.625% Notes Interest Payment Date.
Restrictions on the Payment of Distributions and Retirement of Units
Unless the Issuer has paid all accrued and payable interest on the 4.625% Notes, BEP will not:
1.declare any distributions on the Distributions Restricted Units or pay any interest on any Parity Indebtedness (other than unit distributions on Distribution Restricted Units);
2.redeem, purchase or otherwise retire Distribution Restricted Units or Parity Indebtedness (except (a) with respect to Distribution Restricted Units, out of the net cash proceeds of a substantially concurrent issue of Distribution Restricted Units or (b) pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of Distribution Restricted Units); or
3.make any payment to holders of any of the Distribution Restricted Units or any Parity Indebtedness in respect of distributions not declared or paid on such Distribution Restricted Units or interest not paid on such Parity Indebtedness, respectively;
 provided that the foregoing clauses (i) and (iii) shall not apply in respect of any pro rata dividend or distribution or any other payment on any Parity Indebtedness which is made with a pro rata payment of any accrued and payable interest with respect to the 4.625% Notes.
Unless the Issuer has paid all accrued and payable interest on the 4.625% Notes, the Issuer will not:
1.declare any distributions on any common shares, preferred shares or Parity Indebtedness of the Issuer;
2.redeem, purchase or otherwise retire any common shares, preferred shares or Parity Indebtedness of the Issuer (except pursuant to any purchase obligation, retraction privilege or mandatory redemption provisions attaching to any preferred shares of the Issuer); or
3.make any payment to holders of any Parity Indebtedness in respect of interest not paid on such Parity Indebtedness;
 provided that the foregoing does not (i) restrict the Issuer from issuing any common or preferred shares in connection with any such distribution, redemption, purchase or retirement or (ii) making any distributions or paying any indebtedness or other obligations that are owing to BEP or any subsidiary of BEP; provided, further, that the foregoing clauses (i) and (iii) shall not apply in respect of any pro rata dividend or distribution or any other payment on any Parity Indebtedness which is made with a pro rata payment of any accrued and payable interest with respect to the 4.625% Notes.
“BEP LP Units” means the non-voting limited partnership units of BEP, and any units of BEP ranking pari passu with or junior to the non-voting limited partnership units of BEP.
“BEP Preferred Units” means preferred limited partnership units of BEP, including the Class A Preferred Limited Partnership Units of BEP, and any securities expressly ranking pari passu with the BEP Preferred Units.

“Distribution Restricted Units” means the BEP LP Units and the BEP Preferred Units.
“Parity Indebtedness” for the 4.625% Notes means (i) any class or series of BEP’s indebtedness outstanding as of April 15, 2021 or thereafter created which expressly ranks on a parity with BEP’s guarantee of the 4.625% Notes and (ii) any class or series of the Issuer’s indebtedness outstanding as of April 15, 2021 or thereafter created which expressly ranks on a parity with the 4.625% Notes.
Redemption Provisions
No Fixed Maturity Date or Fixed Redemption Date
The 4.625% Notes are perpetual securities in respect of which there is no fixed maturity date or fixed redemption date and the Issuer shall only have the right to redeem the 4.625% Notes in accordance with “—Optional Redemption”, “—Optional Rating Event Redemption”, “—Optional Tax Redemption” as described below or otherwise in accordance with the terms of the 4.625% Notes.
Optional Redemption
On April 30, 2026 (the “4.625% Notes First Call Date”) and at any time and from time to time thereafter, subject to applicable laws, the Issuer may, at its option, redeem the 4.625% Notes (in whole or in part) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date, by giving not less than 10 days’ nor more than 60 days’ notice to the holders of the 4.625% Notes in accordance with the notice provisions set forth in the 4.625% Notes Indenture (which notice shall be irrevocable but may be conditional in our discretion on one or more conditions precedent, which will be set forth in the related notice of redemption, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by the Issuer if the Issuer determines that such conditions will not be satisfied). In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions will be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied by the redemption date, or by the redemption date as so delayed. The Issuer will give notice to the Trustee of any such redemption at least five (5) business days prior to when notice is due to holders. The redemption date may be delayed until such time as any or all such conditions will be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied by the redemption date, or by the redemption date as so delayed. The Issuer will give notice to the Trustee of any such redemption at least five (5) business days prior to when notice is due to holders. The redemption date may be delayed until such time as any or all such conditions will be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied by the redemption date, or by the redemption date as so delayed. The Issuer will give notice to the Trustee of any such redemption at least five (5) business days prior to when notice is due to holders.
Optional Rating Event Redemption
At any time, within 120 days following the occurrence of a 4.625% Notes Rating Event, subject to applicable laws, the Issuer may, at its option, redeem the 4.625% Notes (in whole but not in part) at a redemption price equal to 102% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date, by giving not less than 10 days’ nor more than 60 days’ notice to the holders of the 4.625% Notes in accordance with the notice provisions set forth in the 4.625% Notes Indenture (which notice shall be irrevocable but may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by the Issuer if the Issuer determines that such conditions will not be satisfied); provided, that such redemption date may not be delayed for more than 120 days following the occurrence of a 4.625% Notes Rating Event. The Issuer will give notice to the Trustee of any such redemption at least five (5) business days prior to when notice is due to holders.
A “4.625% Notes Rating Event” shall be deemed to occur if any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended) that publishes a rating for the 4.625% Notes (together the “Rating Agencies” and each a “Rating Agency”) following the initial rating of the 4.625% Notes by such Ratings Agency, amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the 4.625% Notes, which amendment, clarification or change results in (a) the shortening of the length of time the 4.625% Notes are assigned a particular level of equity credit by that Rating Agency as compared to the length of time the 4.625% Notes would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial rating of the 4.625% Notes by such Rating Agency or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the 4.625% Notes by that Rating

Agency compared to the equity credit assigned by that Rating Agency or its predecessor on the initial rating of the 4.625% Notes by such Rating Agency.
Optional Tax Redemption
At any time, after the occurrence of a 4.625% Notes Tax Event, subject to applicable laws, the Issuer may, at its option, redeem the 4.625% Notes (in whole but not in part) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date, by giving not less than 10 days’ nor more than 60 days’ notice to the holders of the 4.625% Notes in accordance with the notice provisions set forth in the 4.625% Notes Indenture (which notice shall be irrevocable but may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by the Issuer if the Issuer determines that such conditions will not be satisfied). The Issuer will give notice to the Trustee of any such redemption at least five (5) business days prior to when notice is due to holders.
A “4.625% Notes Tax Event” means, in the opinion of counsel of a nationally recognized law firm in the applicable jurisdiction experienced in such matters, as a result of (i) any amendment or change to the laws (or any regulations or rulings thereunder) of any 4.625% Notes Relevant Taxing Jurisdiction (as defined below) or any applicable tax treaty or (ii) any change in the application, administration or interpretation of such laws, regulations, rulings or treaties (including any judicial decision rendered by a court of competent jurisdiction with respect to such laws, regulations, rulings or treaties), in each case of (i) and (ii), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, which amendment or change is effective on or after the issue date of the 4.625% Notes (or if the 4.625% Notes Relevant Taxing Jurisdiction has changed since the issue date of the 4.625% Notes, the date on which the applicable jurisdiction became a 4.625% Notes Relevant Taxing Jurisdiction) (including, for the avoidance of doubt, any such amendment or change made on or after the issue date of the 4.625% Notes (or the date on which the applicable jurisdiction became a 4.625% Notes Relevant Taxing Jurisdiction, as applicable) that has retroactive effect to a date prior to the issue date of the 4.625% Notes (or the date on which the applicable jurisdiction became a 4.625% Notes Relevant Taxing Jurisdiction, as applicable)), either: (a) the Issuer or any Guarantor (as applicable) is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the 4.625% Notes, as or as would be reflected in any tax return or form filed, to be filed, or that otherwise could have been filed, will not be respected by a taxing authority; provided that this clause (a) shall not apply in respect of the deductibility of interest on the 4.625% Notes; or (b) the Issuer or any Guarantor (as applicable) has been or will be on the next 4.625% Notes Interest Payment Date obligated to pay 4.625% Notes Additional Amounts (as defined below).
Conditions to a Rating Event or Tax Event Redemption
Prior to the publication of any notice of redemption pursuant to the provisions set for under “—Redemption Provisions” (other than redemption pursuant to “—Redemption Provisions—Optional Redemption”), the Issuer will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent, including the relevant requirement or circumstance giving rise to the right to redeem, are satisfied. The Trustee may rely absolutely upon and shall be entitled to accept such Officer’s Certificate without any liability to any person for so doing and without any further inquiry as sufficient evidence of the satisfaction of the conditions precedent set out in such paragraphs, in which event it shall be conclusive and binding on the holders of the 4.625% Notes.
Any redemption of the 4.625% Notes shall be conditional on all outstanding accrued and unpaid interest on the 4.625% Notes up to, but excluding, such redemption date being paid in full on or prior to the date thereof.
The Trustee is under no obligation to ascertain whether any 4.625% Notes Rating Event or 4.625% Notes Tax Event or any event which could lead to the occurrence of, or could constitute, any such 4.625% Notes Rating Event or 4.625% Notes Tax Event, as the case may be, has occurred and, until it receives an Officer’s Certificate and Opinion of Counsel pursuant to the 4.625% Notes Indenture to the contrary, the Trustee may assume that no such event has occurred.
Rank and Subordination Provisions
Ranking and Subordination of the 4.625% Notes
The 4.625% Notes are direct unsecured subordinated obligations of the Issuer. The obligations of the Issuer under the 4.625% Notes are contractually subordinated in right of payment to all present and future Issuer Senior Indebtedness. Issuer Senior Indebtedness and structurally subordinated in right of payment to all indebtedness and obligations of the Issuer’s subsidiaries. The payment of principal, premium (if any) and interest and certain other amounts on the 4.625% Notes rank senior to all obligations of the Issuer in respect of its own equity and in respect of equity (including preferred equity) that have been issued by any Guarantor or Brookfield Renewable Power Preferred Equity Inc. (“BRP”) (including pursuant to any guarantee by the Issuer of the existing equity obligations of any such person) but are subordinated in right of payment to all present and future Issuer Senior Indebtedness. The obligations of the Issuer under the 4.625% Notes are structurally subordinate to all indebtedness and obligations of the Issuer’s subsidiaries.
“Issuer Senior Indebtedness” for the 4.625% Notes means all principal, interest, premium, fees and other amounts owing on, under or in respect of:
1.all indebtedness, liabilities and obligations of the Issuer, whether outstanding on the issue date of the 4.625% Notes or thereafter created, incurred, assumed or guaranteed; and
2.all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;
 except that Issuer Senior Indebtedness does not include the 4.625% Notes, all obligations of the Issuer in respect of any equity (including any preferred equity) that has been issued by any Guarantor, and any indebtedness, liabilities or obligations of the Issuer that, pursuant to the terms of the instrument creating or evidencing such indebtedness, liabilities or obligations, are stated to rank pari passu with or subordinate in right of payment to the 4.625% Notes.
Ranking and Subordination of the 4.625% Notes’ Guarantees
The 4.625% Notes are fully and unconditionally guaranteed, on a subordinated and joint and several basis, as to payment of principal, premium (if any) and interest and certain other amounts, by each Guarantor. The obligations of each Guarantor under its Guarantee will be contractually subordinated in right of payment to all present and future Guarantor Senior Indebtedness and structurally subordinated in right of payment to all indebtedness and obligations of its respective subsidiaries (other than subsidiaries that are the Issuer or other Guarantors). The obligations of each Guarantor under its Guarantee rank senior to all obligations of such Guarantor in respect of its own equity and in respect of equity (including preferred equity) that have been issued by the Issuer, any other Guarantor or BRP (including pursuant to any guarantee by such Guarantor of the existing equity obligations of any such person), but are subordinated in right of payment to all present and future Guarantor Senior Indebtedness. The obligations of each Guarantor under its Guarantee are structurally subordinate to all indebtedness and obligations of their subsidiaries.
“Guarantor Senior Indebtedness” for the 4.625% Notes means all principal, interest, premium, fees and other amounts owing on, under or in respect of:
•all indebtedness, liabilities and obligations of each Guarantor (as applicable), whether outstanding on the issue date of the 4.625% Notes or thereafter created, incurred, assumed or guaranteed (including any such indebtedness, liabilities or obligations that are guaranteed by each Guarantor (as applicable)); and
•all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;

except that Guarantor Senior Indebtedness does not include the guarantee by each Guarantor of the 4.625% Notes, the obligations of each Guarantor in respect of any equity (including any preferred equity) that has been issued by the Issuer or any Guarantor, and any indebtedness, liabilities or obligations of each Guarantor that, pursuant to the terms of the instrument creating or evidencing such indebtedness, liabilities or obligations, are stated to rank pari passu with or subordinate in right of payment to guarantee by each Guarantor of the 4.625% Notes.
Event of Default
An event of default in respect of the 4.625% Notes will occur only if:
1.an event where a decree or order of a court having jurisdiction is entered in respect of the bankruptcy or insolvency of the Issuer or BEP under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous laws, or ordering the winding-up or liquidation of the affairs of the Issuer or BEP and any such decree or order continues unstayed and in effect for a period of 60 days;
2.an event where a resolution of shareholders or unitholders of the Issuer or BEP, as applicable, is passed for the winding-up or liquidation of the Issuer or BEP, except in the course of carrying out or pursuant to a Transaction (as defined below) in respect of which the conditions under “Merger, Amalgamation, Consolidation, Sale, Lease or Conveyance” below have been duly observed and performed; or
3.an event where the Issuer or BEP institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to or does not oppose the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to or does not oppose the filing of any such petition, or if the Issuer or BEP makes a general assignment for the benefit of creditors, and any such proceeding, decree or order continues unstayed and in effect for a period of 60 days.
(each of (i), (ii) and (iii), a “4.625% Notes Event of Default”).
If an Event of Default occurs, the principal amount of the 4.625% Notes will automatically, and without any action by the trustee or any holder thereof, become immediately due and payable. Other than pursuant to the redemption events discussed in “–Redemption Provisions” above, the Issuer or BEP, as applicable, shall become obligated to pay accrued and unpaid interest at the time of the distribution of the assets of the Issuer or BEP, as applicable, arising from a 4.625% Notes Event of Default.
For the avoidance of doubt, holders of 4.625% Notes have no right of acceleration in the case of a default in the payment of any amount due on the 4.625% Notes or any default in the performance of any covenant of the Issuer or any of the Guarantors in the 4.625% Notes Indenture, although a legal action could be brought to enforce such covenant.
Merger, Amalgamation, Consolidation, Sale, Lease or Conveyance
Pursuant to the 4.625% Notes Indenture, neither the Issuer nor BEP (in each case for purposes of this paragraph, a “Predecessor”) shall enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise) (a “Transaction”) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (in each case for purposes of this paragraph, a “Successor”) unless: (a) the Predecessor and the Successor shall have executed, prior to or contemporaneously with the consummation of such transaction, such instruments and done such things as, in the opinion of counsel, are necessary or advisable to establish that, upon the consummation of such transaction, (i) the Successor will have assumed all the covenants and obligations of the Predecessor under the 4.625% Notes Indenture in respect of the 4.625% Notes, and in the case of BEP, its subordinated guarantee of the 4.625% Notes and (ii) the 4.625% Notes will be valid and binding obligations of the Successor, entitling the holders thereof, as against the Successor, to all the rights of holders of 4.625% Notes under the 4.625% Notes Indenture; and (b) such transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall not be prejudicial to the interests of the holders of the 4.625% Notes or to the rights and powers of the Trustee under the 4.625% Notes Indenture; provided, however, that such restrictions are not applicable to any transaction by or among the Issuer, any of the Guarantors and/or any one or more of their subsidiaries.
In the event that any Successor is formed or organized outside of Canada or Bermuda, the applicable supplemental indenture in respect of such Successor shall include a provision for (i) the payment of Additional Amounts (as defined below) in the form substantially similar to that described in “— Payment of Additional Amounts” below, with such modifications (including to the definition of “4.625% Notes Relevant Taxing Jurisdiction”) as the Issuer, the Partnership and such Successor reasonably determine are customary and appropriate for U.S. bondholders to address then-applicable (or potentially applicable future) taxes, duties, levies, imposts, assessments or other governmental charges imposed or levied by or on behalf of the applicable governmental authority in respect of payments made by such Successor under or with respect to the 4.625% Notes, including any exceptions thereto as the Issuer, BEP and such Successor shall reasonably determine would be customary and appropriate for U.S. bondholders and (ii) the right of any issuer to redeem the 4.625% Notes at 100% of the aggregate principal amount thereof plus accrued interest thereon in the event that Additional Amounts become payable by a Successor in respect of the 4.625% Notes as a result of any change in law or official position regarding the application or interpretation of any law that is announced or becomes effective after the date of such supplemental indenture bondholders and (ii) the right of any issuer to redeem the 4.625% Notes at 100% of the aggregate principal amount thereof plus accrued interest thereon in the event that Additional Amounts become payable by a Successor in respect of the 4.625% Notes as a result of any change in law or official position regarding the application or interpretation of any law that is announced or becomes effective after the date of such supplemental indenture bondholders and (ii) the right of any issuer to redeem the 4.625% Notes at 100% of the aggregate principal amount thereof plus accrued interest thereon in the event that Additional Amounts become payable by a Successor in respect of the 4.625% Notes as a result of any change in law or official position regarding the application or interpretation of any law that is announced or becomes effective after the date of such supplemental indenture.
No Sinking Fund
The 4.625% Notes are not entitled to the benefit of any sinking fund.
Payment of Additional Amounts
All payments made by the Issuer or any Guarantor under or with respect to the 4.625% Notes are made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the government of Canada or Bermuda or of any province or territory therein or thereof or by any authority or agency therein or thereof having power to tax (a “4.625% Notes Relevant Taxing Jurisdiction”), unless the Issuer or any Guarantor (as applicable) is required to withhold or deduct taxes by the laws of the 4.625% Notes Relevant Taxing Jurisdiction or by the interpretation or administration thereof. If the Issuer or any Guarantor is so required to withhold or deduct any amount for or on account of taxes imposed or levied by a 4.625% Notes Relevant Taxing Jurisdiction from any payment made by it under or with respect to the 4.625% Notes, the Issuer or such Guarantor (as applicable) will pay such additional amounts (hereinafter “4.625% Notes Additional Amounts”) as may be necessary so that the net amount received (including 4.625% Notes Additional Amounts) by each holder (including, as applicable, the beneficial owners in respect of any such holder) after such withholding or deduction will not be less than the amount the holder (including, as applicable, the beneficial owners in respect of any such holder) would have received if such taxes had not been withheld or deducted; provided that no 4.625% Notes Additional Amounts will be payable with respect to: (a) any payment to a holder or beneficial owner who is liable for such taxes in respect of such 4.625% Note (i) by reason of such holder or beneficial owner, or any other person entitled to payments on the 4.625% Note, being a person with whom the Issuer or any Guarantor does not deal at arm’s length (within the meaning of the Income Tax Act (Canada) (the “Tax Act”)), (ii) by reason of the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and Canada or any province or territory thereof or therein other than the mere ownership, or receiving payments under or enforcing any rights in respect of such note as a non-resident or deemed non-resident of Canada or any province or territory thereof or therein, or (iii) by reason of such holder or beneficial owner being a “specified shareholder” of the Issuer or not dealing at arm’s length with a “specified shareholder” of the Issuer as defined in subsection 18(5) of the Tax Act; (b) any tax that is levied or collected other than by withholding from payments on or in respect of the 4.625% Notes; (c) any 4.625% Note presented for payment (where presentation is required) more than 30 days after the later of (i) the date on which such payment first becomes due or (ii) if the full amount of the monies payable has not been paid to the holders of the 4.625% Notes on or prior to such date, the date on which the full amount of such monies has been paid to the holders of the 4.625% Notes, except to the extent that the holder of the 4.625% Notes would have been entitled to such 4.625% Notes Additional Amounts on presentation of the same for payment on the last day of such period of 30 days; (d) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax; (e) any tax imposed as a result of the failure of a holder or beneficial owner to comply with certification, identification, declaration or similar reporting requirements concerning the nationality, residence, identity or connection with Canada or any province or territory thereof or therein of such holder or beneficial owner, if such compliance is required by statute or by regulation, as a precondition to reduction of, or exemption, from such tax; (f) any (i) withholding or deduction imposed pursuant to Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, or (ii) tax or penalty arising from the holder’s or beneficial owner’s failure to properly comply with the holder’s or beneficial owner’s obligations imposed under the Canada-United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada) or any treaty, law or regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, including, for greater certainty, Part XVIII and Part XIX of the Tax Act; or (g) any combination of the foregoing clauses (a) to (f).
The Issuer or any Guarantor (as applicable) will also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld by it to the relevant authority in accordance with applicable law. The Issuer or any Guarantor (as applicable) will furnish to the holders of the 4.625% Notes, within 30 days after the date the payment of any taxes by it is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by it. The Issuer and the Guarantors will indemnify and hold harmless each holder (including, as applicable, the beneficial owners in respect of any such holder) and, upon written request, will reimburse each such holder (including, as applicable, the beneficial owners in respect of any such holder) for the amount of (i) any taxes (other than any taxes for which 4.625% Notes Additional Amounts would not be payable pursuant to clauses (a) through (g) above) levied or imposed and paid by such holder (including, as applicable, the beneficial owners in respect of any such holder) as a result of payments made under or with respect to the 4.625% Notes which have not been withheld or deducted and remitted by the Issuer or any Guarantor (as applicable) in accordance with applicable law, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any taxes (other than any taxes for which 4.625% Notes Additional Amounts would not be payable pursuant to clauses (a) through (g) above) imposed with respect to any reimbursement under clause (i) or (ii) above, but excluding any such taxes on such holder’s (including, as applicable, the beneficial owners in respect of any such holder’s) net income.
Whenever in the 4.625% Notes Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption amount, purchase price, interest or any other amount payable under or with respect to any 4.625% Note, such mention shall be deemed to include mention of the payment of 4.625% Notes Additional Amounts to the extent that, in such context, 4.625% Notes Additional Amounts are, were or would be payable in respect thereof.
The Trustee and the Paying Agent
The “Place of Payment” for the 4.625% Notes will be at the address of the Trustee, currently located at 6200 S. Quebec St., Greenwood Village, Colorado 80111.
Governing Law
The 4.625% Notes, the 4.625% Notes’ Guarantees and the 4.625% Notes Indenture are governed by the laws of the state of New York.
2. 4.875% Perpetual Subordinated Notes
The Issuer issued $260,000,000 aggregate principal amount of 4.875% Perpetual Subordinated Notes (the “4.875% Notes”) under the Indenture, as supplemented by the second supplemental indenture, dated December 9, 2021, among the Issuer, the Guarantors and the Trustee (the “Second Supplemental Indenture” and, together with the Indenture, the “4.875% Notes Indenture”). The 4.875% Notes Indenture and the Trustee are subject to the U.S. Trust Indenture Act of 1939, as amended. The Trustee acts as Paying Agent for the 4.875% Notes. A copy of the Second Supplemental Indenture has been filed with the SEC as Exhibit 4.1 to BEP’s Report on Form 6-K filed with the SEC on December 9, 2021. The Second Supplemental Indenture is also available on SEDAR+ profile at www.sedarplus.ca.
The 4.875% Notes are unsecured subordinated obligations of the Issuer and were initially limited to up to $260,000,000 aggregate principal amount, all of which were issued under the 4.875% Notes Indenture. The 4.875% Notes bear interest at the rate of 4.875% per annum from December 9, 2021, or from the most recent interest payment date to which interest has been paid or provided for, payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, which commenced on April 30, 2022.
The 4.875% Notes are fully and unconditionally guaranteed, on a subordinated basis, as to payment of principal, premium (if any) and interest and certain other amounts by the Guarantors.
The 4.875% Notes are perpetual securities in respect of which there is no fixed maturity date or fixed redemption date.
Further Issuance
Under the 4.875% Notes Indenture the Issuer may, from time to time, without the consent of the holders of the 4.875% Notes, issue additional notes of the same series of Securities of which the 4.875% Notes are a part from time to time in the future with terms (other than the 4.875% Notes Issue Date, issue price and, possibly, the 4.875% Notes First Call Date and the date interest starts accruing) identical to the 4.875% Notes issued hereby. The 4.875% Notes issued under the Second Supplemental Indenture and any additional notes of such series that the Issuer may issue in the future shall constitute a single series of Securities under the 4.875% Notes Indenture; provided that such additional notes shall only be issued if they are fungible with the original 4.875% Notes for U.S. federal income tax purposes. This means that, in circumstances in which the 4.875% Notes Indenture provides for the holders of

Securities of any series to vote or take any other action as a single class, the initially issued 4.875% Notes and any additional notes of such series of notes that the Issuer may issue by reopening such series will vote or take that action as a single class.
Interest
The Issuer pays interest on the 4.875% Notes on every January 30, April 30, July 30 and October 30 of each year during which the 4.875% Notes are outstanding, which commenced April 30, 2022 (each such quarterly date, a “4.875% Notes Interest Payment Date”), subject to Optional Interest Deferral as described below in “— Optional Interest Deferral.”
The Issuer pays interest on the 4.875% Notes at a rate of 4.875% per year in equal quarterly installments in arrears on each Interest Payment Date. Subject to Optional Interest Deferral as described below in “— Optional Interest Deferral,” the amount of interest payable on each Interest Payment Date is in the amount of $0.3046875 per $25 principal amount of Notes (“4.875% Notes Interest Amount”), except that the 4.875% Notes Interest Amount payable on April 30, 2022 is in the amount of $0.477343750 per $25 principal amount of 4.875% Notes.
The first interest period began on (and includes) December 9, 2021 (the “4.875% Notes Issue Date”) and ends on (but excludes) the first 4.875% Notes Interest Payment Date and each successive interest period will begin on (and include) an 4.875% Notes Interest Payment Date and end on (but exclude) the next succeeding 4.875% Notes Interest Payment Date (each, a “4.875% Notes Interest Period”).
Interest for each 4.875% Notes Interest Period from the 4.875% Notes Issue Date is calculated on the basis of a 360-day year consisting of twelve 30-day months. Where it is necessary to calculate an amount of interest in respect of any 4.875% Note for a period which is less than or equal to a complete 4.875% Notes Interest Period, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.
Interest payments are made to the persons or entities in whose names the 4.875% Notes are registered at the close of business on January 15, April 15, July 15 and October 15 (in each case, whether or not a business day), as the case may be, immediately preceding the relevant 4.875% Notes Interest Payment Date. If a 4.875% Notes Interest Payment Date falls on a day that is not a business day, the 4.875% Notes Interest Payment Date will be postponed to the next business day, and no further interest will accrue in respect of such postponement.
Specified Denominations
The 4.875% Notes were issued only in minimum denominations of $25 and integral multiples of $25 in excess thereof.
Optional Interest Deferral
Interest which accrues during an 4.875% Notes Interest Period is due and payable on the relevant 4.875% Notes Interest Payment Date, unless the Issuer elects, in its sole discretion, to defer the relevant payment of interest (in whole or in part). The Issuer may, at its discretion, elect to defer any payment of interest (in whole or in part) which is otherwise scheduled to be paid on a 4.875% Notes Interest Payment Date; provided that any such deferred interest shall become due and payable on the date the Issuer declares any distributions on any of the Issuer’s common shares or preferred shares. If the Issuer elects not to make all or part of any payment of interest on a 4.875% Notes Interest Payment Date, then it does not have any obligation to pay such interest on the relevant 4.875% Notes Interest Payment Date. Deferred interest will accrue, compounding on each subsequent 4.875% Notes Interest Payment Date, until paid.
Deferral of 4.875% Notes Interest Amounts do not constitute a 4.875% Notes Event of Default (as defined herein for the 4.875% Notes) or any other breach under the 4.875% Notes, the 4.875% Notes’ Guarantees or the 4.875% Notes Indenture.
The Issuer will notify the holders of the 4.875% Notes, the Trustee and, if required by the rules of any stock exchange on which the 4.875% Notes are listed from time to time, such stock exchange, of any determination by it not to pay all or part of the 4.875% Notes Interest Amount which would otherwise fall due on an Interest Payment Date with respect to the 4.875% Notes not more than 30 business days and not less than five business days prior to the relevant 4.875% Notes Interest Payment Date.
Restrictions on the Payment of Distributions and Retirement of Units

Unless the Issuer has paid all accrued and payable interest on the 4.875% Notes, the Partnership will not:
1.declare any distributions on the Distribution Restricted Units or pay any interest on any Parity Indebtedness (other than unit distributions on Distribution Restricted Units);
2.redeem, purchase or otherwise retire Distribution Restricted Units or Parity Indebtedness (except (a) with respect to Distribution Restricted Units, out of the net cash proceeds of a substantially concurrent issue of Distribution Restricted Units or (b) pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of Distribution Restricted Units); or
3.make any payment to holders of any of the Distribution Restricted Units or any Parity Indebtedness in respect of distributions not declared or paid on such Distribution Restricted Units or interest not paid on such Parity Indebtedness, respectively;
provided that the foregoing clauses (i) and (iii) shall not apply in respect of any pro rata dividend or distribution or any other payment on any Parity Indebtedness which is made with a pro rata payment of any accrued and payable interest with respect to the 4.875% Notes.
Unless the Issuer has paid all accrued and payable interest on the 4.875% Notes, the Issuer will not:
1.declare any distributions on any common shares, preferred shares or Parity Indebtedness of the Issuer;
2.redeem, purchase or otherwise retire any common shares, preferred shares or Parity Indebtedness of the Issuer (except pursuant to any purchase obligation, retraction privilege or mandatory redemption provisions attaching to any preferred shares of the Issuer); or
3.make any payment to holders of any Parity Indebtedness in respect of interest not paid on such Parity Indebtedness;
provided that the foregoing does not restrict the Issuer from (i) issuing any common or preferred shares in connection with any such distribution, redemption, purchase or retirement or (ii) making any distributions or paying any indebtedness or other obligations that are owing to BEP or any subsidiary of BEP; provided, further, that the foregoing clauses (i) and (iii) shall not apply in respect of any pro rata dividend or distribution or any other payment on any Parity Indebtedness which is made with a pro rata payment of any accrued and payable interest with respect to the 4.875% Notes.
“BEP LP Units” means the non-voting limited partnership units of BEP, and any units of BEP ranking pari passu with or junior to the non-voting limited partnership units of BEP.
“BEP Preferred Units” means preferred limited partnership units of the Partnership, including the Class A Preferred Limited Partnership Units of BEP, and any securities expressly ranking pari passu with the BEP Preferred Units.
“Distribution Restricted Units” means the BEP LP Units and the BEP Preferred Units.
“Parity Indebtedness” for the 4.875% Notes means (i) any class or series of BEP’s indebtedness outstanding as of December 9, 2021 or thereafter created which expressly ranks on a parity with BEP’s guarantee of the 4.875% Notes and (ii) any class or series of the Issuer’s indebtedness outstanding as of December 9, 2021 or thereafter created which expressly ranks on a parity with the 4.875% Notes.
Redemption Provisions
No Fixed Maturity Date or Fixed Redemption Date
The 4.875% Notes are perpetual securities in respect of which there is no fixed maturity date or fixed redemption date and the Issuer shall only have the right to redeem the 4.875% Notes in accordance with “—Optional Redemption”, “—Optional Rating Event Redemption”, “—Optional Tax Redemption” as described below or otherwise in accordance with the terms of the 4.875% Notes.

Optional Redemption
On December 9, 2026 (the “4.875% Notes First Call Date”) and at any time and from time to time thereafter, subject to applicable laws, the Issuer may, at its option, redeem the 4.875% Notes (in whole or in part) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date, by giving not less than 10 days’ nor more than 60 days’ notice to the holders of the 4.875% Notes in accordance with the notice provisions set forth in the 4.875% Notes Indenture (which notice shall be irrevocable but may be conditional in our discretion on one or more conditions precedent, which is set forth in the related notice of redemption, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by the Issuer if the Issuer determines that such conditions are not satisfied). In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions will be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied by the redemption date, or by the redemption date as so delayed. The Issuer will give notice to the Trustee of any such redemption at least five (5) business days prior to when notice is due to holders.
Optional Rating Event Redemption
At any time, within 180 days following the occurrence of a 4.875% Notes Rating Event, subject to applicable laws, the Issuer may, at its option, redeem the 4.875% Notes (in whole but not in part) at a redemption price equal to 102% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date, by giving not less than 10 days’ nor more than 60 days’ notice to the holders of the 4.875% Notes in accordance with the notice provisions set forth in the 4.875% Notes Indenture (which notice shall be irrevocable but may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by the Issuer if the Issuer determines that such conditions will not be satisfied); provided, that such redemption date may not be delayed for more than 180 days following the occurrence of a 4.875% Notes Rating Event. The Issuer will give notice to the Trustee of any such redemption at least five (5) business days prior to when notice is due to holders.
A “4.875% Notes Rating Event” shall be deemed to occur if any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended) that publishes a rating for the 4.875% Notes (together the “Rating Agencies” and each a “Rating Agency”) following the initial rating of the 4.875% Notes by such Ratings Agency, amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the 4.875% Notes, which amendment, clarification or change results in (a) the shortening of the length of time the 4.875% Notes are assigned a particular level of equity credit by that Rating Agency as compared to the length of time the 4.875% Notes would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial rating of the 4.875% Notes by such Rating Agency or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the 4.875% Notes by that Rating Agency compared to the equity credit assigned by that Rating Agency or its predecessor on the initial rating of the 4.875% Notes by such Rating Agency.
Optional Tax Redemption
At any time, after the occurrence of a 4.875% Notes Tax Event, subject to applicable laws, the Issuer may, at its option, redeem the 4.875% Notes (in whole but not in part) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date, by giving not less than 10 days’ nor more than 60 days’ notice to the holders of the 4.875% Notes in accordance with the notice provisions set forth in the 4.875% Notes Indenture (which notice shall be irrevocable but may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by the Issuer if the Issuer determines that such conditions will not be satisfied). The Issuer will give notice to the Trustee of any such redemption at least five (5) business days prior to when notice is due to holders.
A “4.875% Notes Tax Event” means, in the opinion of counsel of a nationally recognized law firm in the applicable jurisdiction experienced in such matters, as a result of (i) any amendment or change to the laws (or any regulations or rulings thereunder) of any 4.875% Notes Relevant Taxing Jurisdiction (as defined below) or any applicable tax treaty or (ii) any change in the application, administration or interpretation of such laws, regulations, rulings or treaties (including any judicial decision rendered by a court of competent jurisdiction with respect to such laws, regulations, rulings or treaties), in each case of (i) and (ii), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, which amendment or change is effective on or after the issue date of the 4.875% Notes (or if the 4.875% Notes Relevant Taxing Jurisdiction has changed since the issue date of the 4.875% Notes, the date on which the applicable jurisdiction became a 4.875% Notes Relevant Taxing

Jurisdiction) (including, for the avoidance of doubt, any such amendment or change made on or after the issue date of the 4.875% Notes (or the date on which the applicable jurisdiction became a 4.875% Notes Relevant Taxing Jurisdiction, as applicable) that has retroactive effect to a date prior to the issue date of the 4.875% Notes (or the date on which the applicable jurisdiction became a 4.875% Notes Relevant Taxing Jurisdiction, as applicable)), either: (a) the Issuer or any Guarantor (as applicable) is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the 4.875% Notes, as or as would be reflected in any tax return or form filed, to be filed, or that otherwise could have been filed, will not be respected by a taxing authority; provided that this clause (a) shall not apply in respect of the deductibility of interest on the 4.875% Notes; or (b) the Issuer or any Guarantor (as applicable) has been or will be on the next 4.875% Notes Interest Payment Date obligated to pay 4.875% Notes Additional Amounts (as defined below).
Conditions to a Rating Event or Tax Event Redemption
Prior to the publication of any notice of redemption pursuant to the provisions set for under “—Redemption Provisions” (other than redemption pursuant to “—Redemption Provisions—Optional Redemption”), the Issuer will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent, including the relevant requirement or circumstance giving rise to the right to redeem, are satisfied. The Trustee may rely absolutely upon and shall be entitled to accept such Officer’s Certificate without any liability to any person for so doing and without any further inquiry as sufficient evidence of the satisfaction of the conditions precedent set out in such paragraphs, in which event it shall be conclusive and binding on the holders of the 4.875% Notes.
Any redemption of the 4.875% Notes shall be conditional on all outstanding accrued and unpaid interest on the 4.875% Notes up to, but excluding, such redemption date being paid in full on or prior to the date thereof.
The Trustee is under no obligation to ascertain whether any 4.875% Notes Rating Event or 4.875% Notes Tax Event or any event which could lead to the occurrence of, or could constitute, any such 4.875% Notes Rating Event or 4.875% Notes Tax Event, as the case may be, has occurred and, until it receives an Officer’s Certificate and Opinion of Counsel pursuant to the 4.875% Notes Indenture to the contrary, the Trustee may assume that no such event has occurred.
Rank and Subordination Provisions
Ranking and Subordination of the Notes
The 4.875% Notes are direct unsecured subordinated obligations of the Issuer. The obligations of the Issuer under the 4.875% Notes are contractually subordinated in right of payment to all present and future Issuer Senior Indebtedness and structurally subordinated in right of payment to all indebtedness and obligations of the Issuer’s subsidiaries. The payment of principal, premium (if any) and interest and certain other amounts on the 4.875% Notes rank senior to all obligations of the Issuer in respect of its own equity and in respect of equity (including preferred equity) that has been issued by any Guarantor or Brookfield Renewable Power Preferred Equity Inc. (“BRP”) (including pursuant to any guarantee by the Issuer of the existing equity obligations of any such person) but are subordinated in right of payment to all present and future Issuer Senior Indebtedness. The obligations of the Issuer under the 4.875% Notes are structurally subordinate to all indebtedness and obligations of the Issuer’s subsidiaries.
“Issuer Senior Indebtedness” for the 4.875% Notes means all principal, interest, premium, fees and other amounts owing on, under or in respect of:
•all indebtedness, liabilities and obligations of the Issuer, whether outstanding on the issue date of the 4.875% Notes or thereafter created, incurred, assumed or guaranteed; and
•all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;
except that Issuer Senior Indebtedness does not include the 4.875% Notes, all obligations of the Issuer in respect of any equity (including any preferred equity) that has been issued by any Guarantor, and any indebtedness, liabilities or obligations of the Issuer that, pursuant to the terms of the instrument creating or evidencing such indebtedness, liabilities or obligations, are stated to rank pari passu with or subordinate in right of payment to the 4.875% Notes.
Ranking and Subordination of the 4.875% Notes’ Guarantees

The 4.875% Notes are fully and unconditionally guaranteed, on a subordinated and joint and several basis, as to payment of principal, premium (if any) and interest and certain other amounts, by each Guarantor. The obligations of each Guarantor under its 4.875% Notes' Guarantee is contractually subordinated in right of payment to all present and future Guarantor Senior Indebtedness and structurally subordinated in right of payment to all indebtedness and obligations of its respective subsidiaries (other than subsidiaries that are the Issuer or other Guarantors). The obligations of each Guarantor under its 4.875% Notes’ Guarantee rank senior to all obligations of such Guarantor in respect of its own equity and in respect of equity (including preferred equity) that has been issued by the Issuer, any other Guarantor or BRP (including pursuant to any guarantee by such Guarantor of the existing equity obligations of any such person), but are subordinated in right of payment to all present and future Guarantor Senior Indebtedness. The obligations of each Guarantor under its 4.875% Notes' Guarantee is structurally subordinate to all indebtedness and obligations of their subsidiaries.
“Guarantor Senior Indebtedness” for the 4.875% Notes means all principal, interest, premium, fees and other amounts owing on, under or in respect of:
•all indebtedness, liabilities and obligations of each Guarantor (as applicable), whether outstanding on the issue date of the 4.875% Notes or thereafter created, incurred, assumed or guaranteed (including any such indebtedness, liabilities or obligations that are guaranteed by each Guarantor (as applicable)); and
•all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;
except that Guarantor Senior Indebtedness does not include the guarantee by each Guarantor of the 4.875% Notes, the obligations of each Guarantor in respect of any equity (including any preferred equity) that has been issued by the Issuer or any Guarantor, and any indebtedness, liabilities or obligations of each Guarantor that, pursuant to the terms of the instrument creating or evidencing such indebtedness, liabilities or obligations, are stated to rank pari passu with or subordinate in right of payment to guarantee by each Guarantor of the 4.875% Notes.
In the event and during the continuation of any default in the payment of any Issuer Senior Indebtedness or any Guarantor Senior Indebtedness, as applicable, that is due and payable, or in the event that any event of default with respect to any Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, shall have occurred and be continuing permitting the holders of such Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable (or the Trustees on behalf of the holders of such Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable) to declare such Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, due and payable prior to the date on which it would otherwise have become due and payable, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist and any such declaration and its consequences shall have been rescinded or annulled, then no payment may be made by the Issuer or the applicable Guarantors on account of the principal of, premium (if any), interest or any other amounts on the 4.875% Notes or on account of the purchase or other acquisition of the 4.875% Notes.
In the event that any payment or distribution of any character, whether in cash, securities, or other property, shall be received by the U.S. Trustee or any holder of 4.875% Notes in contravention of the subordination provisions set out in the 4.875% Notes Indenture, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, at the time outstanding in accordance with the priorities then existing among such holders for applications to the payment of all Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, remaining unpaid to the extent necessary to pay all such Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, in full. In the event of the failure of the Trustee or any holder of 4.875% Notes to endorse or assign any such payment, distribution, or any security or property related thereto, each holder of Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, are irrevocably authorized to endorse or assign the same.
Event of Default
An event of default in respect of the 4.875% Notes will occur only if:
1.an event where a decree or order of a court having jurisdiction is entered in respect of the bankruptcy or insolvency of the Issuer or BEP under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous laws, or ordering the winding-up or liquidation of the affairs of the Issuer or BEP and any such decree or order continues unstayed and in effect for a period of 60 days;

2.an event where a resolution of shareholders or unitholders of the Issuer or BEP, as applicable, is passed for the winding-up or liquidation of the Issuer or the Partnership, except in the course of carrying out or pursuant to a Transaction in respect of which the conditions under “Merger, Amalgamation, Consolidation, Sale, Lease or Conveyance” below have been duly observed and performed; or
3.an event where the Issuer or BEP institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to or does not oppose the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to or does not oppose the filing of any such petition, or if the Issuer or BEP makes a general assignment for the benefit of creditors, and any such proceeding, decree or order continues unstayed and in effect for a period of 60 days
(each of (i), (ii) and (iii), a “4.875% Notes Event of Default”).
If a 4.875% Notes Event of Default occurs, the principal amount of the 4.875% Notes will automatically, and without any action by the trustee or any holder thereof, become immediately due and payable. Other than pursuant to the redemption events discussed in “—Redemption Provisions” above, the Issuer or BEP, as applicable, shall become obligated to pay accrued and unpaid interest at the time of the distribution of the assets of the Issuer BEP, as applicable, arising from a 4.875% Notes Event of Default.
For the avoidance of doubt, holders of 4.875% Notes have no right of acceleration in the case of a default in the payment of any amount due on the 4.875% Notes or any default in the performance of any covenant of the Issuer or any of the Guarantors in the 4.875% Notes Indenture, although a legal action could be brought to enforce such covenant.
Merger, Amalgamation, Consolidation, Sale, Lease or Conveyance
Pursuant to the 4.875% Notes Indenture, neither the Issuer nor BEP (in each case for purposes of this paragraph, a “Predecessor”) shall enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise) (a “Transaction”) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (in each case for purposes of this paragraph, a “Successor”) unless: (a) the Predecessor and the Successor shall have executed, prior to or contemporaneously with the consummation of such transaction, such instruments and done such things as, in the opinion of counsel, are necessary or advisable to establish that, upon the consummation of such transaction, (i) the Successor will have assumed all the covenants and obligations of the Predecessor under the 4.875% Notes Indenture in respect of the 4.875% Notes, and in the case of BEP, its subordinated guarantee of the 4.875% Notes and (ii) the 4.875% Notes will be valid and binding obligations of the Successor, entitling the holders thereof, as against the Successor, to all the rights of holders of 4.875% Notes under the 4.875% Notes Indenture; and (b) such transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall not be prejudicial to the interests of the holders of the 4.875% Notes or to the rights and powers of the Trustee under the 4.875% Notes Indenture; provided, however, that such restrictions are not applicable to any transaction by or among the Issuer, any of the Guarantors and/or any one or more of their subsidiaries.
In the event that any Successor is formed or organized outside of Canada or Bermuda, the applicable supplemental indenture in respect of such Successor shall include a provision for (i) the payment of 4.875% Notes Additional Amounts (as defined below) in the form substantially similar to that described in “—Payment of Additional Amounts” below, with such modifications (including to the definition of “4.875% Notes Relevant Taxing Jurisdiction”) as the Issuer, BEP and such Successor reasonably determine are customary and appropriate for U.S. bondholders to address then-applicable (or potentially applicable future) taxes, duties, levies, imposts, assessments or other governmental charges imposed or levied by or on behalf of the applicable governmental authority in respect of payments made by such Successor under or with respect to the 4.875% Notes, including any exceptions thereto as the Issuer, BEP and such Successor shall reasonably determine would be customary and appropriate for U.S. bondholders and (ii) the right of any issuer to redeem the 4.875% Notes at 100% of the aggregate principal amount thereof plus accrued interest thereon in the event that 4.875% Notes Additional Amounts become payable by a Successor in respect of the 4.875% Notes as a result of any change in law or official position regarding the application or interpretation of any law that is announced or becomes effective after the date of such supplemental indenture.
No Sinking Fund
The 4.875% Notes are not be entitled to the benefit of any sinking fund.

Payment of Additional Amounts
All payments made by the Issuer or any Guarantor under or with respect to the 4.875% Notes are made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the government of Canada or Bermuda or of any province or territory therein or thereof or by any authority or agency therein or thereof having power to tax (a “4.875% Notes Relevant Taxing Jurisdiction”), unless the Issuer or any Guarantor (as applicable) is required to withhold or deduct taxes by the laws of the 4.875% Notes Relevant Taxing Jurisdiction or by the interpretation or administration thereof. If the Issuer or any Guarantor is so required to withhold or deduct any amount for or on account of taxes imposed or levied by a 4.875% Notes Relevant Taxing Jurisdiction from any payment made by it under or with respect to the 4.875% Notes, the Issuer or such Guarantor (as applicable) will pay such additional amounts (hereinafter “Additional Amounts”) as may be necessary so that the net amount received (including Additional Amounts) by each holder (including, as applicable, the beneficial owners in respect of any such holder) after such withholding or deduction will not be less than the amount the holder (including, as applicable, the beneficial owners in respect of any such holder) would have received if such taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to: (a) any payment to a holder or beneficial owner who is liable for such taxes in respect of such 4.875% Note (i) by reason of such holder or beneficial owner, or any other person entitled to payments on the 4.875% Note, being a person with whom the Issuer or any Guarantor does not deal at arm’s length (within the meaning of the Income Tax Act (Canada) (the “Tax Act”)), (ii) by reason of the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and Canada or any province or territory thereof or therein other than the mere ownership, or receiving payments under or enforcing any rights in respect of such note as a non-resident or deemed non-resident of Canada or any province or territory thereof or therein, or (iii) by reason of such holder or beneficial owner being a “specified shareholder” of the Issuer or not dealing at arm’s length with a “specified shareholder” of the Issuer as defined in subsection 18(5) of the Tax Act; (b) any tax that is levied or collected other than by withholding from payments on or in respect of the 4.875% Notes; (c) any 4.875% Note presented for payment (where presentation is required) more than 30 days after the later of (i) the date on which such payment first becomes due or (ii) if the full amount of the monies payable has not been paid to the holders of the 4.875% Notes on or prior to such date, the date on which the full amount of such monies has been paid to the holders of the 4.875% Notes, except to the extent that the holder or beneficial owner of the 4.875% Notes would have been entitled to such 4.875% Notes Additional Amounts on presentation of the same for payment on the last day of such period of 30 days; (d) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax; (e) any tax imposed as a result of the failure of a holder or beneficial owner to comply with certification, identification, declaration or similar reporting requirements concerning the nationality, residence, identity or connection with Canada or any province or territory thereof or therein of such holder or beneficial owner, if such compliance is required by statute or by regulation, as a precondition to reduction of, or exemption, from such tax; (f) any (i) withholding or deduction imposed pursuant to Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, or (ii) tax or penalty arising from the holder’s or beneficial owner’s failure to properly comply with the holder’s or beneficial owner’s obligations imposed under the Canada-United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada) or any treaty, law or regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, including, for greater certainty, Part XVIII and Part XIX of the Tax Act; or (g) any combination of the foregoing clauses (a) to (f).
The Issuer or any Guarantor (as applicable) will also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld by it to the relevant authority in accordance with applicable law. The Issuer or any Guarantor (as applicable) will furnish to the holders of the 4.875% Notes, within 30 days after the date the payment of any taxes by it is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by it. The Issuer and the Guarantors will indemnify and hold harmless each holder (including, as applicable, the beneficial owners in respect of any such holder) and, upon written request, will reimburse each such holder (including, as applicable, the beneficial owners in respect of any such holder) for the amount of (i) any taxes (other than any taxes for which 4.875% Notes Additional Amounts would not be payable pursuant to clauses (a) through (g) above) levied or imposed and paid by such holder (including, as applicable, the beneficial owners in respect of any such holder) as a result of payments made under or with respect to the 4.875% Notes which have not been withheld or deducted and remitted by the Issuer or any Guarantor (as applicable) in accordance with applicable law, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any taxes (other than any taxes for which 4.875% Notes Additional Amounts would not be payable pursuant to clauses (a) through (g) above) imposed with respect to any reimbursement under clause (i) or (ii) above, but excluding any such taxes on such holder’s (including, as applicable, the beneficial owners in respect of any such holder’s) net income.

Whenever in the 4.875% Notes Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption amount, purchase price, interest or any other amount payable under or with respect to any 4.875% Note, such mention shall be deemed to include mention of the payment of 4.875% Notes Additional Amounts to the extent that, in such context, 4.875% Notes Additional Amounts are, were or would be payable in respect thereof.
The Trustee and the Paying Agent
The “Place of Payment” for the 4.875% Notes is at the address of the Trustee, currently located at 6200 S. Quebec St., Greenwood Village, Colorado 80111.
Governing Law
The 4.875% Notes, the 4.875% Notes’ Guarantees and the 4.875% Notes Indenture are governed by the laws of the state of New York.
3.Description of the Base Indenture
The Notes have been issued under the Indenture, the additional terms of which are described below. For purposes of this section, “Debt Securities” means the Notes and any additional senior or subordinated debt securities that may be issued under the Indenture. Additional series of Debt Securities may be issued under one or more indentures supplemental to the Indenture as we and the applicable Trustee(s) may enter into in the future.
The Indenture is subject to the U.S. Trust Indenture Act of 1939. A copy of the Indenture has been filed with the SEC as Exhibit 4.1 to BEP’s Report on Form 6-K filed with the SEC on April 15, 2021. The Indenture is also available on SEDAR+ profile at www.sedarplus.ca.
General
The Indenture does not limit the aggregate principal amount of Debt Securities (which may include debentures, notes and other evidences of indebtedness) which may be issued thereunder, and Debt Securities may be issued under the Indenture from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies.
All Debt Securities are fully and unconditionally guaranteed by the Partnership, and fully guaranteed by BRELP, LATAM HoldCo, Euro HoldCo and Canada SubCo, and may also be guaranteed by additional Guarantors, in each case subject to customary release provisions applicable to BRELP, LATAM HoldCo, Euro HoldCo, Canada SubCo, and any such other Guarantors.
The applicable supplemental indenture will set forth the following terms relating to the particular offered Debt Securities: (1) the specific designation of the offered Debt Securities and the indenture under which they are issued; (2) any limit on the aggregate principal amount of the offered Debt Securities; (3) the date or dates, if any, on which the offered Debt Securities mature and the portion (if less than all of the principal amount) of the offered Debt Securities to be payable upon declaration of acceleration of maturity; (4) the rate or rates per annum (which may be fixed or variable) at which the offered Debt Securities bear interest, if any, the date or dates from which any such interest accrues and on which any such interest is payable and the regular record dates for any interest payable on the offered Debt Securities which are in registered form (“Registered Debt Securities”); (5) any mandatory or optional redemption or sinking fund provisions, including the period or periods within which the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed or purchased at the option of the Issuer or otherwise; (6) whether the offered Debt Securities are issuable in registered form or bearer form or both and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the offered Debt Securities in bearer form and as to exchanges between registered and bearer form; (7) whether the offered Debt Securities are issuable in the form of one or more registered global securities (“Registered Global Securities”) and, if so, the identity of the depositary for such Registered Global Securities; (8) the denominations in which any of the offered Debt Securities are issuable if in other than denominations of $1,000 and any multiple thereof; (9) each office or agency where the principal of, and any premium and interest on, the offered Debt Securities are payable and each office or agency where the offered Debt Securities may be presented for registration of transfer or exchange; (10) if other than U.S. dollars, the foreign currency or the units based on or relating to foreign currencies in which the offered Debt Securities are denominated and/or in which the payment of the principal of, and any premium and interest on, the offered Debt Securities are or may be payable; (11) any applicable terms or conditions related to the addition of any co-obligor or additional Guarantor in respect of any or all series of Debt Securities; and (12) any other terms of the offered Debt Securities, including any applicable subordination provisions, exchange or conversion terms, covenants and additional Events of Default. Unless otherwise indicated in the appliable supplemental indenture, the Indenture does not afford the Holders the right to tender Debt Securities to the Issuer for repurchase, or provides for any increase in the rate or rates of interest per annum at which the Debt Securities bear interest, in the event the Issuer or any Guarantor should become involved in a highly leveraged transaction or in the event of a change in control of the Issuer or any Guarantor.
Debt Securities may be issued bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount.
The Debt Securities are direct obligations of the Issuer and may be senior or subordinated, as applicable, indebtedness of the Issuer as described in the appliable supplemental indenture.
Each Guarantor’s guarantee of the Debt Securities may be unsecured senior or subordinated, as applicable, indebtedness of each such Guarantor as described in the applicable supplemental indenture
Unless otherwise specified in the applicable supplemental indenture, the Debt Securities and the guarantees thereof are unsecured obligations. The Debt Securities and the guarantees by the Guarantors are effectively subordinated to any secured indebtedness of the Issuer and the Guarantors to the extent of the value of the assets securing such indebtedness. The guarantees by the Guarantors of the Debt Securities guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Debt Securities issued by the Issuer, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise.
Form, Denomination, Exchange and Transfer
Unless otherwise indicated in the applicable supplemental indenture, Debt Securities are issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof. Debt Securities may be presented for exchange and Registered Debt Securities may be presented for registration of transfer in the manner, at the places and, subject to the restrictions set forth in the Indenture and the applicable supplemental indenture, without service charge, but upon payment of any taxes or the governmental charges due in connection therewith. The Issuer will appoint, as applicable, the Trustee as security registrar under the Indenture.
Payment
Unless otherwise indicated in the applicable supplemental indenture, payment of the principal of, and any premium and interest on, Registered Debt Securities (other than a Registered Global Security) are made at the office or agency of the Trustee, in its capacity as paying agent, in New York, New York or Toronto, Ontario, except that, at the option of the Issuer, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto at such address as shall appear in the applicable security register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the applicable security register. Unless otherwise indicated in the applicable supplemental indenture, payment of any interest due on Registered Debt Securities are made to the Persons in whose name such Registered Debt Securities are registered at the close of business on the regular record date for such interest payment.
Registered Global Securities
The Registered Debt Securities of a particular series may be issued in the form of one or more Registered Global Securities which is registered in the name of, and deposited with, one or more Depositaries or nominees, each of which is identified in the applicable supplemental indenture relating to such series. Unless and until exchanged, in whole or in part, for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the depositary for such Registered Global Security to a nominee of such depositary, by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
Upon the issuance of a Registered Global Security, the depositary therefor or its nominee credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of such persons having accounts with such depositary or its nominee (“participants”) as shall be designated by the underwriters, investment dealers or agents participating in the distribution of such Debt Securities or by the Issuer if such Debt Securities are offered and sold directly by the Issuer. Ownership of beneficial interests in a Registered Global Security are limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Registered Global Security are shown on, and the transfer of such ownership are effected only through, records maintained by the depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States require certain purchasers of securities to take physical delivery thereof in definitive form. Such depositary arrangements and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.
    So long as the depositary for a Registered Global Security or its nominee is the registered owner thereof, such depositary or such nominee, as the case may be, are considered the sole owner or Holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Registered Global Security are not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, are not to receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and are not to be considered the owners or Holders thereof under the Indenture.
    Principal, premium, if any, and interest payments on a Registered Global Security registered in the name of a depositary or its nominee are made to such depositary or nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Issuer or Trustee or any paying agent for Debt Securities of the series represented by such Registered Global Security have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.
No Registered Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Registered Global Security in whole or in part may be registered, in the name of any Person other than the depositary for such Registered Global Security or a nominee thereof unless (A) such depositary (i) has notified the Issuer that it is unwilling or unable to continue as depositary for such Registered Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, and a successor securities depositary is not obtained, (B) there shall have occurred and be continuing an Event of Default with respect to such Registered Global Security, (C) the Issuer determines, in its sole discretion, that the Securities of such series shall no longer be represented by such Registered Global Security and executes and delivers to the Trustee the Issuer order that such Registered Global Security shall be so exchangeable and the transfer thereof so registerable or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated in the Indenture.
Trustee Matters
The Indenture provides that the applicable Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the applicable Holders, unless such Holders shall have offered to such Trustee(s) indemnity. Subject to such provisions for the indemnification of the particular Trustee, the Holders of a majority in aggregate principal amount of the outstanding securities of any series issued under the Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee(s) or exercising any trust or power conferred on such Trustee(s) with respect to the Debt Securities of that series.
No Holder of a Debt Security of any series has any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the applicable Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the outstanding securities of that series, in the case of an Event of Default (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership and the Issuer), or, in the case of any Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the Issuer occurs with respect to the Debt Securities of any series at the time outstanding, the Holders of not less than 25% in aggregate principal amount of all outstanding Debt Securities, have made a written request, and such Holder or Holders have offered reasonable indemnity, and (iii) the applicable Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of, or of any premium or interest on, such Debt Security on or after the applicable due date specified in such Debt Security.
The Issuer is required under the Indenture to furnish to the Trustee a quarterly statement by certain of its officers as to whether or not any of the Issuer and/or the Guarantor(s), as applicable, to the Issuer’s knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.

Defeasance
The Indenture provides that, at the option of the Issuer, the Issuer is discharged from any and all obligations in respect of any outstanding Debt Securities upon irrevocable deposit with the applicable Trustee(s), in trust, of money and/or Government Obligations which will provide money, not later than one day before the due date of any payment, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of or premium, if any, and, except in the case of any Debt Securities that do not provide for a fixed maturity date, each instalment of interest, if any, on such outstanding Debt Securities (“Defeasance”). Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Defeasance. The Issuer may exercise its Defeasance option notwithstanding its prior exercise of its Covenant Defeasance (as defined below) option described in the following paragraph if the Issuer meets the conditions precedent at the time the Issuer exercises the Defeasance option. Upon the completion of any Defeasance in respect of any securities, each Guarantor in respect of such series of Debt Securities shall be deemed to have been unconditionally and irrevocably released from all obligations under this Indenture in respect of such Debt Securities, without the need for any notice, document or action.
The Indenture provides that, at the option of the Issuer, unless and until the Issuer has exercised its Defeasance option described in the preceding paragraph, the Issuer may omit to comply with certain restrictive covenants and such omission shall not be deemed to be an Event of Default under the Indenture and the outstanding securities upon irrevocable deposit with the applicable Trustee, in trust, of money and/or Government Obligations which will provide money, not later than one day before the due date of any payment, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of and premium, if any, and each instalment of interest, if any, on the outstanding securities of the Issuer (“Covenant Defeasance”). In the event the Issuer exercises its Covenant Defeasance option, (i) the obligations under the Indenture (other than with respect to such covenants and the Events of Default other than the Events of Default relating to such covenants above) shall remain in full force and effect and (ii) each Guarantor (other than the Partnership) in respect of such series of Debt Securities shall be released from all of its obligations under the Indenture. Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance.
Modification and Waiver
Modifications and amendments of an Indenture in respect of one or more series of Debt Securities may be made by the Partnership, the Issuer, the other applicable Guarantors and the applicable Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series affected by such modification(s) or amendment(s); provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Debt Security affected thereby (a) change the stated maturity of the principal of, or any instalment of interest on, any outstanding Debt Security, (b) reduce the principal amount of (or the premium), or interest on, any outstanding Debt Security,(c) reduce the amount of the principal of any outstanding Debt Security payable upon the acceleration of the maturity thereof, (d) change the place or currency of payment of principal of (or the premium), or interest on, any outstanding Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any outstanding Debt Security, (f) reduce the above-stated percentage of outstanding Debt Securities necessary to modify or amend the Indenture, (g) reduce the percentage of aggregate principal amount of outstanding securities necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults,(h) modify any provisions of the Indenture relating to the modification and amendment or the waiver of past defaults or covenants or (i) release the Partnership from its guarantee under the Indenture.
The Indenture provides that the Issuer, the Partnership and the other Guarantors from time to time party thereto may modify and amend the Indenture in respect of one or more series of Debt Securities without the consent of any Holder of such Debt Securities for any of the following purposes: (a) to add limitations or restrictions to be observed upon the amount or issue of Debt Securities under the Indenture, provided that such limitations or restrictions shall not be materially adverse to the interests of Holders; (b) to evidence the succession of another person to the Issuer or any Guarantor, as applicable, and the assumption by any such successor of the covenants of the Issuer or any Guarantor, as applicable, under the Indenture and in respect of such Debt Securities; (c) to evidence the addition of a co-obligoror Guarantor in respect of any or all series of the Debt Securities under the Indenture, as may be permitted in accordance with the terms of such Debt Securities; (d) to add to the covenants of the Issuer or any Guarantor, as applicable, for the benefit of the Holders of any series of Debt Securities (and if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power in the Indenture conferred upon the Issuer or any Guarantor, as applicable; (e) to add any additional Events of Default for the benefit of the Holders of all or any series of Debt Securities (and if such additional Events of Default are to be for the benefit of less than all series of Debt Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); (f) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Debt Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Debt Security of any series created prior to the execution of the applicable supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Debt Security with respect to such provision or (ii) shall become effective only when there is no such Debt Security outstanding; (g) to secure the Debt Securities pursuant to the requirements of any provision in the Indenture or any indenture supplemental thereto or otherwise;(h) to establish the form or terms of Debt Securities of any series as permitted under the Indenture and, if required, to provide for the appointment of any additional trustees and/or other agents; (i) to evidence and provide for the acceptance of appointment under such Indenture by a successor trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions in such Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such Indenture; (j) to add to or change any of the provisions of such Indenture to such extent as shall be necessary to permit or facilitate the issuance of Debt Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Debt Securities in uncertificated form; (k) to comply with any requirements of applicable Trust Indenture Laws, including without limitation in connection with qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act; (l) to make any other changes in the provisions of the Indenture which the Issuer may deem necessary or desirable provided that such amendment does not adversely impact the interests of Holders of Debt Securities of any series in any material adverse respect; or (m) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder.(k) to comply with any requirements of applicable Trust Indenture Laws, including without limitation in connection with qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act; (l) to make any other changes in the provisions of the Indenture which the Issuer may deem necessary or desirable provided that such amendment does not adversely impact the interests of Holders of Debt Securities of any series in any material adverse respect; or (m) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder.(k) to comply with any requirements of applicable Trust Indenture Laws, including without limitation in connection with qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act; (l) to make any other changes in the provisions of the Indenture which the Issuer may deem necessary or desirable provided that such amendment does not adversely impact the interests of Holders of Debt Securities of any series in any material adverse respect; or (m) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder. the Indenture under the Trust Indenture Act; (l) to make any other changes in the provisions of the Indenture which the Issuer may deem necessary or desirable provided that such amendment does not adversely impact the interests of Holders of Debt Securities of any series in any material adverse respect; or (m) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising there under. the Indenture under the Trust Indenture Act; (l) to make any other changes in the provisions of the Indenture which the Issuer may deem necessary or desirable provided that such amendment does not adversely impact the interests of Holders of Debt Securities of any series in any material adverse respect; or (m) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder or (m) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder. or (m) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder.
The Holders of a majority in aggregate principal amount of the outstanding securities of any series of Debt Securities, on behalf of all Holders of outstanding securities of such series, may waive compliance by the Issuer with certain restrictive provisions of the Indenture. Subject to certain rights of the particular Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the outstanding securities of one or more series of Debt Securities issued under the Indenture, on behalf of all Holders of outstanding securities of such series, may waive any past default under the Indenture, except a default in the payment of principal, premium or interest or in respect of a covenant or provision of the Indenture which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series affected.
Consent to Jurisdiction and Service under Indenture
The Indenture provides, that the Issuer and the Guarantors have irrevocably appointed Brookfield Power US Holding America Co., located at 200 Liberty Street, 14th Floor, New York, New York 10281, as their agent for service of process in any suit, action or proceeding arising out of or relating to the Indenture and the Debt Securities and for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in the City of New York and submit to such jurisdiction.
Enforceability of Judgments
Since a substantial portion of the Issuer’s, the Partnership’s and any other Guarantors’ assets are or may be outside the United States, any judgment obtained in the United States against the Issuer, the Partnership and such Guarantors, including any judgment with respect to the payment of interest and principal on the Debt Securities or in respect of the guarantees of the Guarantors, may not be collectible within the United States.
Governing Law
The Indenture, Debt Securities and the rights, powers, duties or responsibility of the Trustee are governed by the laws of the State of New York.
The Trustee
Computershare Trust Company, N.A. is the Trustee under the Indenture.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of each such term, as well as any other terms used herein for which no definition is provided.
“affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” having meanings correlative to the foregoing.
“Capital Stock” of any Person means any and all shares, units, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests whether general or limited, of such Person.
“Government Obligation” means (x) any security which is (i) a direct obligation of the government which issued the currency, or a direct obligation of the Government of Canada issued in such currency, in which the Debt Securities of a particular series are denominated for the payment of which its full faith and credit is pledged or (ii) obligations of a Person the payment of which is unconditionally guaranteed as its full faith and credit obligation by such government which, in the case of either subclause (i) or (ii) of this clause (x), is not callable or redeemable at the option of the issuer thereof and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act or in the Bank Act (Canada), as custodian with respect to any Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.
“Holder” means a Person in whose name a Security is registered in the applicable security register.
“Person” means any individual, corporation, partnership, joint venture, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Subsidiary” of any Person means a corporation, partnership, limited partnership, trust or other entity 50% or more of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof.
“Trust Indenture Act” or “TIA” means the U.S. Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the U.S. Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” or “TIA” means, to the extent required by any such amendment, the U.S. Trust Indenture Act of 1939 as so amended.
“Trust Indenture Laws” means the Trust Indenture Act and regulations thereunder, together with any other applicable trust indenture laws, rules or regulations relating to trust indentures and to the rights, duties, and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture.